UNITED STATES

               SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, DC  20549

               ----------------------------------

                            FORM 8-K/A


                      AMENDMENT TO FORM 8-K
                        Filed Pursuant to
               THE SECURITIES EXCHANGE ACT OF 1934


                    PARKWAY PROPERTIES, INC.
------------------------------------------------------------------
     (Exact name of Registrant as specified in its charter)

                         AMENDMENT NO. 1

     The undersigned registrant hereby amends the Form 8-K dated
January 7, 1997 and filed on January 10, 1997 to include the inadvertently omitted signature page.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunder duly authorized.

Date:  January 13, 1997            PARKWAY PROPERTIES, INC.

                                   By  /s/ Sarah P. Clark
                                   ---------------------------------
                                   Sarah P. Clark
                                   Vice President, Chief Financial
                                   Officer, Treasurer, and Secretary


                            FORM 8-K

                    PARKWAY PROPERTIES, INC.


Item 2.   Acquisition or Disposition of Assets.

        (1) Completed Acquisition. On January 7, 1997, Parkway Properties LP, a Limited Partnership, in which Parkway Properties, Inc. is a 99% limited partner and a wholly-owned subsidiary is a 1% general partner, purchased Forum II & III in Memphis, Tennessee from a major insurance company. Forum II & III are four-story and five-story Class A office buildings with approximately 177,000 square feet of rentable area situated in a five-building office park in the East Memphis Suburban Submarket. The buildings are currently 92% leased to 20 tenants with two tenants occupying approximately 50% of the building under leases expiring December 2000 and September 2003. The purchase price of $16,425,000 was funded with existing cash reserves and borrowings of $7,440,000 on a line of credit with Deposit Guaranty National Bank, Jackson, Mississippi, at a rate equal to the 90-day LIBOR rate plus 2.35%, currently 8.0062%.

        (2) Proposed Acquisition. Parkway Properties, Inc. has a contract to purchase Charlotte Park Executive Center for $14,800,000. Charlotte Park Executive Center is a three-building portfolio located in Charlotte, North Carolina with approximately 187,000 square feet of rentable area. Charlotte Park Executive Center was 90% leased at December 31, 1996 with two tenants occupying approximately 73% of the rentable area with leases expiring January 1999 and November 1999. This acquisition is still subject to Parkway's due dilegence review and the negotiation of definitive documentation. Therefore, there can be no assurance that the purchase of this office property will be completed.



Item 5.   Other Events.

           (1) Completed Acquisition. On March 7, 1996, Parkway Texas, Inc. a wholly-owned subsidiary of Parkway Properties, Inc. ("Parkway") purchased the One Park 10 Plaza Office Building in Houston, Texas from a major insurance company. One Park 10 Plaza is an eight story office building with approximately 161,000 square feet of rentable area and 609 parking spaces located in the Katy Freeway/Energy Corridor office submarket of Houston. The $6,700,000 purchase price was funded with existing cash reserves.

          (2) Proposed Acquisition. Parkway Properties, Inc. has a contract to purchase Ashford II & IV for $4,400,000. Ashford II & IV are two-story office buildings located in west Houston with approximately 116,000 square feet of rentable area and additional above ground and underground parking and storage areas. As of December 31, 1996, Ashford II & IV were 91% leased. This acquisition is still subject to Parkway's due dilegence review and the negotiation of definitive documentation. Therefore, there can be no assurance that the purchase of this office property will be completed.


Item 7.   Financial Statements and Exhibits.

               (a)  Financial Statements

                     The following audited combined financial statement of Forum II & III for the twelve months ended December 31, 1995 is attached hereto. Also included is the unaudited combined financial statement for the nine months ended September 30, 1996.

                                                             Page
                                                             ----
Report of Independent Auditors                                  6
Combined Statement of Rental Revenue and
     Direct Operating Expenses                                  7
Notes to Combined Statement of Rental Revenue
     and Direct Operating Expenses                              8


              The following audited combined financial statement of Charlotte Park Executive Center for the twelve months ended December 31, 1995 is attached hereto. Also included is the unaudited combined financial statement for the nine months ended September 30, 1996.


                                                             Page
                                                             ----
Report of Independent Auditors                                 10
Combined Statement of Rental Revenue and
    Direct Operating Expenses                                  11
Notes to Combined Statement of Rental Revenue
    and Direct Operating Expenses                              12


              The following audited financial statement of One Park 10 Plaza for the twelve months ended December 31, 1995 is attached hereto. Also included is the unaudited financial statement for the nine months ended September 30, 1996.


                                                             Page
                                                             ----
Report of Independent Auditors                                 14
Statement of Rental Revenue and
    Direct Operating Expenses                                  15
Notes to Statement of Rental Revenue
    and Direct Operating Expenses                              16


               (b)  Pro Forma Consolidated Financial Statements

                       The    following   unaudited   Pro   Forma
          Consolidated Financial Statements are attached hereto.

                    PARKWAY PROPERTIES, INC.
                                                             Page
                                                             ----
Pro Forma Consolidated Financial Statements (Unaudited)        18
Pro Forma Consolidated Balance Sheet (Unaudited) -
     As of September 30, 1996                                  20
Pro Forma Consolidated Statement of Income (Unaudited) -
     For the Twelve Months Ended December 31, 1995             22
Pro Forma Consolidated Statement of Income (Unaudited) -
     For the Nine Months Ended September 30, 1996              23
Notes to Pro Forma Consolidated Financial
     Statements (Unaudited)                                    24


           (c) Exhibits.

                 (10)(a) Agreement of Sale among Tennessee Forum, Inc. and Parkway Properties, Inc. dated December 4, 1996. Parkway agrees to furnish supplementally to the Securities and Exchange Commission on request a copy of any omitted schedule or exhibit to this agreement.

              (10)(b) Purchase and Sale Agreement among Charlotte Park Limited Partnership, CEP Investors Limited Partnership and Parkway Carolina, Inc. dated November 4, 1996. Parkway agrees to furnish supplementally to the Securities and Exchange Commission on request a copy of any omitted schedule or exhibit to this agreement.


                               FORM 8-K

                        PARKWAY PROPERTIES, INC.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersinged hereunto duly authorized.

DATE:  January 10, 1997           PARKWAY PROPERTIES, INC.

                                  By   /s/ Sarah P. Clark
                                       Sarah P. Clark
                                       Vice President, Chief Financial
                                       Officer, Treasurer and Secretary


                 Report of Independent Auditors

The Board of Directors
Parkway Properties, Inc.

We have audited the accompanying combined statement of rental revenue and direct operating expenses of Forum II & III for the year ended December 31, 1995. This statement is the responsibility of management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement of rental revenue and direct operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Form 8-K of Parkway Properties, Inc. as described in Note 2, and is not intended to be a complete presentation of Forum II & III's combined revenue and expenses.

In our opinion, the combined statement of rental revenue and direct operating expenses referred to above presents fairly, in all material respects, the combined rental revenue and direct operating expenses described in Note 2 of Forum II & III for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

We have compiled the accompanying combined statement of rental revenue and direct operating expenses of Forum II & III for the nine months ended September 30, 1996 in accordance with the Statement on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. A compilation is limited to presenting in the form of financial statement information that is the representation of management. We have not audited or reviewed the combined statement of rental revenue and direct operating expenses of Forum II & III for the nine months ended September 30, 1996 and, accordingly, do not express an opinion or any other form of assurance on the statement.


Jackson, Mississippi                    /s/ Ernst & Young LLP
December 19, 1996




                         Forum II & III

              Combined Statement of Rental Revenue
                  and Direct Operating Expenses



                               Year ended       Nine months ended
                            December 31, 1995   September 30, 1996
                            -----------------   ------------------
                                                    (unaudited)

Rental revenue(Note 1):
 Minimum rents .............    $2,489,064        $1,813,786
 Reimbursed charges...........    337,232            210,698
Other income..................     32,191             37,173
                               ----------         ----------
                                2,858,487          2,061,657
                               ----------         ----------

Direct operating expenses
 (Note 2):
  Utilities...................    326,734            283,678
  Real estate taxes...........    263,845            197,884
  Management fees (Note 3)....    118,059             76,518
  Janitorial services
   and supplies...............    130,219            103,057
  Maintenance services
   and supplies...............    193,037            143,283
  Security services...........     41,704             45,636
  Insurance...................     61,323             51,311
  Legal and professional
   fees......................      115,738            62,930
  Administrative and
   miscellaneous expenses.....     38,543             33,555
                               ----------         ----------
                                1,289,202            997,852
                               ----------         ----------
Excess of rental revenue over
 direct operating expenses.... $1,569,285         $1,063,805
                               ==========         ==========

                     See accompanying notes.



                         Forum II & III

          Notes to Combined Statement of Rental Revenue and Direct Operating Expenses


1.  Organization and Significant Accounting Policies

Description of Property

On January 7, 1997, Parkway Properties LP, a Limited Partnership, in which Parkway Properties, Inc. is a 99% limited partner with a wholly-owned subsidiary as a 1% general partner, purchased Forum II & III (the "Buildings") in Memphis, Tennessee from an unrelated party. The Buildings are four-story and five-story Class A office buildings with approximately 177,000 combined unaudited square feet of rentable area situated in a five-building office park in the East Memphis Suburban Submarket.

Rental Income

Minimum rents from leases are accounted for ratably over the term of each lease. Tenant reimbursements are recognized as income as the applicable services are rendered or expenses incurred.

The future minimum rents on non-cancelable operating leases at December 31, 1995 are as follows:

                        Year            Amount
                   --------------------------------
                        1996         $ 2,414,000
                        1997           2,302,000
                        1998           2,114,000
                        1999           2,025,000
                        2000           1,767,000
                      Thereafter       1,838,000
                                     -----------
                                     $12,460,000
                                     ===========

The above amounts do not include tenant reimbursements for utilities, insurance and common area maintenance.

Two  tenants, whose leases expire December 31, 2000 and September
30, 2003, accounted for approximately 43% of the Buildings' 1995 rental revenue.


                          Forum II & III

          Notes to Combined Statement of Rental Revenue and Direct Operating Expenses (continued)


2.  Basis of Accounting

The accompanying combined statement of rental revenue and direct operating expenses is presented on the accrual basis. The statement has been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statement excludes certain expenses, such as depreciation and mortgage interest expense, which would not be comparable to the proposed future operations of the Buildings. Management is not aware of any material factors relating to the Buildings that would cause the reported financial information not to be necessarily indicative of future operating results.

3.  Management Fees

Management fees of 4% of rental revenue received from the operations of the Buildings were paid to an unrelated management company.



                 Report of Independent Auditors

The Board of Directors
Parkway Properties, Inc.

We have audited the accompanying combined statement of rental revenue and direct operating expenses of Charlotte Park Executive Center for the year ended December 31, 1995. This statement is the responsibility of management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement of rental revenue and direct operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Form 8-K of Parkway Properties, Inc. as described in Note 2, and is not intended to be a complete presentation of Charolotte Park Executive Center's combined revenue and expenses.

In our opinion, the combined statement of rental revenue and direct operating expenses referred to above presents fairly, in all material respects, the combined rental revenue and direct operating expenses described in Note 2 of Charlotte Park Executive Center for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

We have compiled the accompanying combined statement of rental revenue and direct operating expenses of Charlotte Park Executive Center for the nine months ended September 30, 1996 in accordance with the Statement on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. A compilation is limited to presenting in the form of financial statement information that is the representation of management. We have not audited or reviewed the combined statement of rental revenue and direct operating expenses of Charlotte Park Executive Center for the nine months ended September 30, 1996 and, accordingly, do not express an opinion or any other form of assurance on the statement.


Jackson, Mississippi                    /s/ Ernst & Young LLP
January 9, 1997


                 Charlotte Park Executive Center

              Combined Statement of Rental Revenue
                  and Direct Operating Expenses



                               Year ended       Nine months ended
                            December 31, 1995   September 30, 1996
                            -----------------   ------------------
                                                    (unaudited)

Rental revenue (Note 1):
 Minimum rents ............... $1,731,277         $1,227,516
 Reimbursed charges...........    984,178            707,162
Other income..................     16,408             26,926
                               ----------         ----------
                                2,731,863          1,961,604
                               ----------         ----------

Direct operating expenses
 (Note 2):
  Utilities...................    278,371            181,979
  Real estate taxes...........    222,800            167,100
  Management fees (Note 3)....    114,571             86,599
  Janitorial services
   and supplies...............    145,512            101,028
  Maintenance services
   and supplies...............    165,331            134,638
  Security services...........     35,761             25,471
  Insurance...................      8,606             23,641
  Legal and professional
   fees......................       30,180            39,644
  Administrative and
   miscellaneous expenses.....     170,341            124,247
                               ----------         ----------
                                1,171,473            884,347
                               ----------         ----------
Excess of rental revenue over
 direct operating expenses.... $1,560,390         $1,077,257
                               ==========         ==========

                     See accompanying notes.



                 Charlotte Park Executive Center

          Notes to Combined Statement of Rental Revenue and Direct Operating Expenses


1.  Organization and Significant Accounting Policies

Description of Property

Parkway Properties, Inc. (the "Company"), expects to complete its acquisition of the Charlotte Park Executive Center (the "Buildings") effective March 16, 1997 from an unrelated party. The Buildings are office buildings located in Charlotte, North Carolina with a total of approximately 187,000 (unaudited) square feet of leasable area.

Rental Income

Minimum rents from leases are accounted for ratably over the term of each lease. Tenant reimbursements are recognized as income as the applicable services are rendered or expenses incurred.

The future minimum rents and scheduled reimbursed charges on non-cancelable operating leases at December 31, 1995 are as follows:

                        Year            Amount
                   --------------------------------
                        1996         $ 2,386,000
                        1997           2,289,000
                        1998           2,223,000
                        1999           1,454,000
                        2000              67,000
                                     -----------
                                     $ 8,419,000
                                     ===========


Two tenants, whose leases will expire January 31, 1999 and November 30, 1999, accounted for approximately 75% of the Buildings' 1995 rental revenue.



                 Charlotte Park Executive Center

          Notes to Combined Statement of Rental Revenue and Direct Operating Expenses (continued)


2.  Basis of Accounting

The accompanying combined statement of rental revenue and direct operating expenses is presented on the accrual basis. The statement has been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statement excludes certain expenses, such as depreciation and mortgage interest expense, which would not be comparable to the proposed future operations of the Buildings. Management is not aware of any material factors relating to the Buildings that would cause the reported financial information not to be necessarily indicative of future operating results.

3.  Management Fees

Management fees of 5% of rental revenue received from the operations of two of the buildings and management fees of 3% of rental revenue received from the operations of the other building were paid to an unrelated management company.




                 Report of Independent Auditors

The Board of Directors
Parkway Properties, Inc.

We have audited the accompanying statement of rental revenue and direct operating expenses of One Park 10 Plaza for the year ended December 31, 1995. This statement is the responsibility of management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of rental revenue and direct operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Form 8-K of Parkway Properties, Inc. as described in Note 2, and is not intended to be a complete presentation of One Park 10 Plaza's revenue and expenses.

In our opinion, the statement of rental revenue and direct operating expenses referred to above presents fairly, in all material respects, the rental revenue and direct operating expenses described in Note 2 of One Park 10 Plaza for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

We have compiled the accompanying statement of rental revenue and direct operating expenses of One Park 10 Plaza for the ten-week period ended March 7, 1996 in accordance with the Statement on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. A compilation is limited to presenting in the form of financial statement information that is the representation of management. We have not audited or reviewed the statement of rental revenue and direct operating expenses of the One Park 10 Plaza for the ten-week period ended March 7, 1996 and, accordingly, do not express an opinion or any other form of assurance on the statements.


Jackson, Mississippi                    /s/ Ernst & Young LLP
January 3, 1997



                   Statement of Rental Revenue
                  and Direct Operating Expenses



                                                    Ten-week
                               Year ended         period ended
                            December 31, 1995     March 7, 1996
                            -----------------   ------------------
                                                    (unaudited)

Rental revenue (Note 1):
 Minimum rents ............... $1,658,883          $ 285,715
 Reimbursed charges...........     46,471             10,345
Other income..................     26,068              3,066
                               ----------         ----------
                                1,731,422            299,126
                               ----------         ----------

Direct operating expenses
 (Note 2):
  Utilities...................    256,017             40,202
  Real estate taxes...........     160,059             26,676
  Management fees (Note 3)....     53,366              8,426
  Janitorial services
   and supplies...............     114,883             20,991
  Maintenance services
   and supplies...............    184,430             23,727
  Security services...........     77,042             14,491
  Insurance...................     18,858              3,540
  Legal and professional
   fees......................       19,921                 -
  Administrative and
   miscellaneous expenses.....     121,621            21,956
                               ----------         ----------
                                1,006,197            160,009
                               ----------         ----------
Excess of rental revenue over
 direct operating expenses....   $ 725,225         $  139,117
                               ==========         ==========

                     See accompanying notes.




                        One Park 10 Plaza

              Notes to Statement of Rental Revenue
                  and Direct Operating Expenses


1.  Organization and Significant Accounting Policies

Description of Property

Parkway Texas, Inc., a wholly-owned subsidiary of Parkway Properties, Inc. (the "Company"), purchased One Park 10 Plaza (the "Building") on March 7, 1996 from an unrelated party. The Building is an office building located in Houston, Texas with a total of approximately 161,000 (unaudited) square feet of leasable area.

Rental Income

Minimum rents from leases are accounted for ratably over the term of each lease. Tenant reimbursements are recognized as income as the applicable services are rendered or expenses incurred.

The future minimum rents on non-cancelable operating leases at December 31, 1995 are as follows:

                        Year            Amount
                   --------------------------------
                        1996         $ 1,482,000
                        1997           1,562,000
                        1998           1,263,000
                        1999           1,022,000
                        2000             657,000
                      Thereafter       1,332,000
                                     -----------
                                     $ 7,318,000
                                     ===========

The above amounts do not include tenant reimbursements for utilities, insurance and common area maintenance.

Four tenants' leases accounted for approximately 49% of the Building's 1995 rental revenue. One of the four tenants' leases, which totaled approximately 10% of the Building's 1995 rental revenue, expired January 31, 1996, and the other three tenants' leases will expire April 14, 1998, January 31, 2000 and March 31, 2003.



                      One Park 10 Building

              Notes to Statement of Rental Revenue
            and Direct Operating Expenses (continued)


2.  Basis of Accounting

The accompanying statement of rental revenue and direct operating expenses is presented on the accrual basis. The statement has been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statement excludes certain expenses, such as depreciation and mortgage interest expense, which would not be comparable to the proposed future operations of the Buildings. Management is not aware of any material factors relating to the Buildings that would cause the reported financial information not to be necessarily indicative of future operating results.

3.  Management Fees

Management fees of 3% of minimum rents received from the operations of the Building were paid to an unrelated management company.


                     PARKWAY PROPERTIES, INC

           Pro Forma Consolidated Financial Statements
                           (Unaudited)

The following unaudited pro forma consolidated balance sheet as of September 30, 1996 and pro forma consolidated statements of income of Parkway Properties, Inc. ("Parkway") for the twelve months ended December 31, 1995 and nine months ended September 30, 1996 give effect to the September 30, 1996 purchase of the
BB&T Financial Center ,the October 31, 1996 purchase of the Tensor Building, the January 7, 1997 purchase of Forum II & III and the proposed purchases of Charlotte Park Executive Center and Ashford II & IV as well as the December 24, 1996 sale of the Virginia Beach mortgage loan. The pro forma consolidated financial statements have been prepared by management of Parkway based upon the historical financial statements of Parkway and the adjustments and assumptions in the accompanying notes to the pro forma consolidated financial statements.

The pro forma consolidated balance sheet sets forth the effect of Parkway's purchases of the Tensor Building and Forum II & III, the proposed purchases of Charlotte Park Executive Center and Ashford II & IV and the effect of the sale of the mortgage loan. No pro forma adjustments were needed for the purchase of the BB&T Financial Center due its September 30th purchase date.

The pro forma consolidated statements of income set forth the effects of Parkway's purchases of the following buildings as if they had been consumated on January 1, 1995.

          BUILDING                      DATE OF PURCHASE

          Forum II & III                     1/07/97
          Tensor                            10/31/96
          BB&T Financial Center              9/30/96
          Falls Pointe                       8/09/96
          Roswell North                      8/09/96
          Cherokee                           7/09/96
          Courthouse                         7/09/96
          400 Northbelt                      4/15/96
          Woodbranch                         4/15/96
          One Park 10 Plaza                  3/07/96
          Waterstone                        12/18/95
          IBM Building                      10/02/95
          MTEL Centre'                       7/31/95



In addition to the purchases listed above, the pro forma consolidated statements of income set forth the effect of the May 31, 1996 sale of 157 mortgage loans, the placement of non-recourse mortgage debt on recently acquired properties, the proposed




                    PARKWAY PROPERTIES, INC.

     Pro Forma Consolidated Financial Statements (continued)
                           (Unaudited)



purchases of Charlotte Park Executive Center and Ashford II & IV and the December 24, 1996 sale of the Virginia Beach mortgage loan as if the transactions occurred January 1, 1995.

These  pro  forma consolidated financial statements  may  not  be indicative of the results that actually would have occurred if the purchases, sale and/or financings had been in effect on the dates indicated or which may be obtained in the future. The pro forma consolidated financial statements should be read in conjunction with the financial statements and notes of Parkway included in its annual report on Form 1O-KSB for the period ended December 31, 1995.

           PARKWAY PROPERTIES, INC. AND SUBSIDIARIES
              PRO FORMA CONSOLIDATED BALANCE SHEET
                       SEPTEMBER 30, 1996
                           (Unaudited)


                               Parkway     Pro Forma(2)  Parkway
                               Historical  Adjustments  Pro Forma
                               ----------  -----------  ---------
                                          (In thousands)
 Assets
 Real estate related investments
   Office buildings.............$129,507    $ 38,445    $167,952
   Accumulated depreciation.....  (8,671)          -      (8,671)
                                --------    --------    --------
                                 120,836      38,445     159,281
   Real estate held for sale
     Land.......................   8,206           -       8,206
     Operating properties.......   3,928           -       3,928
   Mortgage loans...............   6,173      (5,784)        389
   Real estate securities.......     507           -         507
   Real estate partnerships and
     corporate joint venture....     312           -         312
                                --------    --------    --------
                                 139,962      32,661     172,623
 Interest and rents receivable
   and other assets.............   3,865       (227)       3,638
 Cash and cash equivalents......     134       (134)           -
                                --------    --------    --------
                                $143,961    $ 32,300    $176,261
                                ========    ========    ========

 Liabilities
 Notes payable to banks.........$  6,836    $ 23,360    $ 30,196
 Mortgage notes payable without
   recourse.....................  53,452       9,850      63,302
 Mortgage notes payable on wrap
   mortgages....................   4,470      (4,470)          -
 Accounts payable and other
   liabilities..................   5,999           -       5,999
                                --------    --------    --------
                                  70,757      28,740      99,497
                                --------    --------    --------
 Shareholders' Equity
 Preferred stock, $.001 par
   value, 576,000 shares
   authorized, 576,000 shares
   issued in 1996...............       1                       1
 Common stock, $.001 par value,
   69,424,000 shares authorized,
   3,636,421 shares issued......       3           -           3
 Additional paid-in capital.....  51,924           -      51,924
 Retained earnings..............  21,061       3,560      24,621
                                --------    --------    --------
                                  72,989       3,560      76,549
 Unrealized gain on securities..     215           -         215
                                --------    --------    --------
                                  73,204       3,560      76,764
                                --------    --------    --------
                                $143,961    $ 32,300    $176,261
                                ========    ========    ========


           PARKWAY PROPERTIES, INC. AND SUBSIDIARIES
           PRO FORMA CONSOLIDATED STATEMENT OF INCOME
              FOR THE TWELVE MONTHS ENDED 12/31/95
                           (Unaudited)

                                  Parkway    Pro Forma  Parkway
                                 Historical Adjustments Pro Forma
                                 ---------- ----------- ---------
                             (In  thousands,  except  per  share data)
Revenues
Income from real estate
  properties.......................$ 8,941    $25,571 (a)$34,512
Interest on mortgage loans.........  1,421     (1,265)(e)    156
Management company income..........  1,041          -      1,041
Equity in earnings
  Real estate companies............    135          -        135
  Real estate partnerships and
    corporate joint venture........    116          -        116
Interest on investments............    167          -        167
Dividend income....................    601          -        601
Deferred gains and other income....    345          -        345
Gain on real estate
  and mortgage loans...............  6,552          -      6,552
Gain on securities.................  4,314          -      4,314
                                   -------    -------    -------
                                    23,633     24,306     47,939
                                   -------    -------    -------
Expenses
Real estate owned
  Operating expense................  4,876     12,350 (a) 17,226
  Interest expense.................  2,230      3,457 (c)  5,687
  Depreciation and amortization....  1,331      2,904 (a)  4,235
  Minority interest................   (100)         -       (100)
Interest expense
  Notes payable to banks...........    156      2,434 (e)  2,590
  Notes payable on wrap mortgages..    135       (135)         -
Management company expenses........    804          -        804
Other expenses.....................  2,299          -      2,299
                                   -------    -------    -------
                                    11,731     21,010     32,741
                                   -------    -------    -------
Income before taxes................ 11,902      3,296     15,198
Income tax provision...............     82          - (4)     82
                                   -------    -------    -------
Net income.........................$11,820    $ 3,296    $15,116
                                   =======    =======    =======
Net income per share...............$  4.24               $  3.85
                                   =======               =======
Weighted average shares
  outstanding......................  2,787                 3,927
                                   =======               =======





           PARKWAY PROPERTIES, INC. AND SUBSIDIARIES
           PRO FORMA CONSOLIDATED STATEMENT OF INCOME
               FOR THE NINE MONTHS ENDED 9/30/96
                           (Unaudited)

                                  Parkway    Pro Forma   Parkway
                                 Historical Adjustments Pro Forma
                                 ---------- ----------- ---------
                              (In  thousands,  except  per  share data)
Revenues
Income from real estate
  properties...................... $13,559   $12,044 (b) $25,603
Management company income.........     537         -         537
Interest on mortgage loans........   1,435    (1,384)(f)      51
Equity in earnings:
  Real estate partnerships and
    corporate joint venture.......     121         -         121
Gain on securities................     304         -         304
Interest on investments...........     471         -         471
Deferred gains and other income...      91         -          91
Dividend income...................     118         -         118
Gain on real estate and mortgage
  loans...........................   5,863         -       5,863
                                   -------   -------     -------
                                    22,499    10,660      33,159
                                   -------   -------     -------
Expenses
Real estate owned:
  Operating expense...............   6,570     5,672 (b)  12,242
  Interest expense................   2,390     1,452 (d)   3,842
  Depreciation and amortization...   1,591     1,494 (b)   3,085
  Minority interest...............     (12)        -         (12)
Interest expense:
  Notes payable to banks..........      95     1,826 (f)   1,921
  Notes payable on wrap mortgages.     340      (340)          -
Management company expenses.......     483         -         483
Other expenses....................   2,198         -       2,198
                                   -------   -------     -------
                                    13,655    10,104      23,759
                                   -------   -------     -------
Income before taxes...............   8,844       556       9,400
Income tax provision..............      23         - (4)      23
                                   -------   -------     -------
Net income........................ $ 8,821   $   556     $ 9,377
                                   =======   =======     =======
Net income per share.............. $  2.54               $  2.25
                                   =======               =======
Weighted average shares
  outstanding                        3,474                 4,169
                                   =======               =======

                    PARKWAY PROPERTIES, INC.

      Notes to Pro Forma Consolidated Financial Statements
                           (Unaudited)


1. On September 30, 1996, Parkway Carolina, Inc., a wholly-owned subsidiary of Parkway Properties, Inc. ("Parkway" or the "Company"), purchased the BB&T Financial Center for $24,500,000 from an unrelated party. This building consists of approximately 239,000 net rentable square feet. No pro forma adjustments were needed to the Consolidated Balance Sheet as of September 30, 1996 due to the September 30th purchase date.

2. On October 31, 1996, Parkway Houston, Inc., a wholly-owned subsidiary of Parkway Properties, Inc. ("Parkway"), purchased the Tensor Building in Houston, Texas from a major property company. The Tensor Building consists of approximately 92,000 square feet of rentable square feet. The purchase price of $2,820,000 was funded with existing cash reserves.

3. On December 24, 1996, Parkway Properties, Inc. ("Parkway" or the "Company") sold the Virginia Beach mortgage loan to an unrelated party for $9,700,000 in cash. A portion of the proceeds from the sale were used to repay the underlying first mortgages on the buildings totaling $4,415,000.

4. On January 7, 1997, Parkway Properties LP purchased Forum II & III for $16,425,000 from an unrelated party. The buildings consist of approximately 173,000 net rentable square feet. The purchase was funded with existing cash reserves and borrowings of $7,440,000 on a line of credit with Deposit Guaranty National Bank, Jackson, Mississippi, at a rate equal to 8.0062%.

5. The pro forma adjustments to the Consolidated Balance Sheet as of September 30, 1996 include the proposed purchases of Charlotte Park Executive Center for $14,800,000 and Ashford
     II & IV for $4,400,000.




                    PARKWAY PROPERTIES, INC.

Notes to Pro Forma Consolidated Financial Statements (continued)
                           (Unaudited)


6. The pro forma adjustments to the Consolidated Statements of Income for the twelve months ended December 31, 1995 and the nine months ended September 30, 1996 set forth the effects of Parkway's purchases of the following buildings as if they had been consumated on January 1, 1995.

              BUILDING                      DATE OF PURCHASE

              Forum II & III                     1/07/97
              Tensor                            10/31/96
              BB&T Financial Center              9/30/96
              Falls Pointe                       8/09/96
              Roswell North                      8/09/96
              Cherokee                           7/09/96
              Courthouse                         7/09/96
              400 Northbelt                      4/15/96
              Woodbranch                         4/15/96
              One Park 10 Plaza                  3/07/96
              Waterstone                        12/18/95
              IBM Building                      10/02/95
              MTEL Centre'                       7/31/95

    In addition to the purchases listed above, the adjustments on the pro forma consolidated statements of income set forth the effect of the May 31, 1996 sale of 157 mortgage loans, the December 24, 1996 sale of the Virginia Beach mortgage loan, the placement of non-recourse mortgage debt on recently acquired properties and the proposed purchases of Charlotte Park Executive Center and Ashford II & IV as if the transactions occurred January 1, 1995. These pro forma adjustments are detailed below by property for the twelve months ended December 31, 1995 and nine months ended September 30, 1996.




                    PARKWAY PROPERTIES, INC.

Notes to Pro Forma Consolidated Financial Statements (continued)
                           (Unaudited)


     The   effect  on  income  and  expenses  from  real   estate
     properties due to the above purchases and proposed purchase are as follows:

     (a) For the twelve months ended December 31, 1995:

                         Revenue              Expenses
                       -----------   ---------------------------
                       Income From         Real Estate Owned
                       Real Estate    Operating     Depreciation
                       Properties      Expense        Expense
                       -----------   ------------   ------------
     Mtel Centre'      $ 2,420,000    $ 1,442,000    $   177,000
     IBM Building          959,000        449,000        102,000
     Waterstone          1,183,000        499,000        181,000
     One Park 10 Plaza   1,731,000      1,006,000        151,000
     400 North Belt
       & Woodbranch      3,470,000      1,970,000        313,000
     Cherokee &
       Courthouse
       Road Bldgs.       1,848,000        841,000        249,000
     Falls Pointe &
       Roswell North     2,270,000        929,000        315,000
     BB&T Financial
       Center            3,999,000      1,378,000        551,000
     Tensor              1,001,000        618,000         63,000
     Forum II & III      2,858,000      1,289,000        370,000
     Charlotte Ex.Park   2,732,000      1,172,000        333,000
     Ashford II & IV     1,100,000        757,000         99,000
                       -----------    -----------    -----------
                       $25,571,000    $12,350,000    $ 2,904,000
                       ===========    ===========    ===========







                    PARKWAY PROPERTIES, INC.

Notes to Pro Forma Consolidated Financial Statements (continued)
                           (Unaudited)


     (b) For the nine months ended September 30, 1996:

                         Revenue              Expenses
                       -----------   ---------------------------
                       Income From         Real Estate Owned
                       Real Estate    Operating     Depreciation
                       Properties      Expense        Expense
                       -----------   ------------   ------------
     One Park 10      $    299,000   $    160,000    $    25,000
     400 North Belt
      & Woodbranch       1,036,000        551,000         92,000
     Cherokee &
       Courthouse
       Road Bldgs.         917,000        480,000        124,000
     Falls Pointe &
       Roswell North     1,161,000        439,000        191,000
     BB&T Financial
       Center            3,072,000      1,055,000        413,000
     Tensor                729,000        477,000         48,000
     Forum II & III      2,062,000        998,000        277,000
     Charlotte Park      1,962,000        885,000        250,000
     Ashford II & IV       806,000        627,000         74,000
                       -----------    -----------    -----------
                       $12,044,000    $ 5,672,000    $ 1,494,000
                       ===========    ===========    ===========

     Depreciation is provided by the straight-line method over the estimated useful lives of the buildings (40 years).




                    PARKWAY PROPERTIES, INC.

Notes to Pro Forma Consolidated Financial Statements (continued)
                           (Unaudited)


     Pro forma interest expense on real estate owned reflects the non-recourse  debt  placed on the buildings  at  the  actual amounts  and rates by property as if placed January 1,  1995 is as follows:

     Property/Placement               Twelve Months  Nine Months
         Date/Rate           Debt      12/31/95 (c)  9/30/96 (d)
     ------------------  -----------  -------------  -----------
     Mtel Centre
       12/95 7.75%       $11,000,000   $   595,000   $        -

     IBM Building
       2/96 7.78%          4,800,000       370,000       41,000

     Waterstone
       6/96 8.00%          5,620,000       450,000      185,000

     One Park 10
       7/96 8.35%          4,700,000       392,000      196,000

     400 North Belt &
       Woodbranch
       7/96 8.25%         10,000,000       825,000      412,000

     Falls Pointe &
       Roswell North
       12/96 8.375%        9,850,000       825,000      618,000

                                        ----------   ----------
                                        $3,457,000   $1,452,000
                                        ==========   ==========


     The  January  1, 1995 pro forma effect of the  sale  of  157 mortgage  loans  on May 31, 1996 and the December  24,  1996 sale of the Virginia Beach mortgage loan is as follows:

                                     Twelve Months    Nine Months
                                      12/31/95 (e)    9/30/96 (f)
                                     -------------    -----------
     Interest Income:
          Mortgage loans             $(1,265,000)    $(1,384,000)





                     PARKWAY PROPERTIES, INC.

Notes to Pro Forma Consolidated Financial Statements (continued)
                           (Unaudited)


     The pro forma effect of the purchases of BB&T, Tensor, Forum II & III and the proposed purchase of Charlotte Park Executive Center and Ashford II & IV on interest expense on notes payable to banks for the twelve months ended December 31, 1995 and the nine months ended September 30, 1996 is $2,434,000 and $1,826,000, respectively.

     The pro forma effect of the sale of the Virginia Beach mortgage loan on interest expense on notes payable on wrap mortgages for the twelve months ended December 31, 1995 and the nine months ended September 30, 1996 is a decrease of $135,000 and $340,000, respectively.

7. No additional income tax expenses were provided because of the Company's net operating loss carryover.

8. All per share information for the twelve months ended December 31, 1995 has been restated to reflect a 3 for 2 common stock split effected as a dividend of one share for every two shares outstanding on April 30, 1996 as well as the June 14, 1996 private placement of 1,140,000 shares as if both transactions had occurred January 1, 1995.



                       AGREEMENT OF SALE


THIS AGREEMENT OF SALE (this "Agreement"), is entered into as of the 4th day of December 1996, by and between Parkway Properties, Inc., a Maryland corporation ("Purchaser"), and Tennessee Forum,
Inc., an Illinois corporation ("Seller").


                      W I T N E S S E T H:

1. PURCHASE AND SALE. Purchaser agrees to purchase and Seller agrees to sell at the price of Sixteen Million Four Hundred Twenty-Five Thousand Dollars ($16,425,000) ("Purchase Price"), and on the terms and conditions hereinafter set forth, the property commonly known as Forum II and III, Memphis, Tennessee, consisting of the following:

     1.1 All of Seller's right, title and interest in the real property ("Land") and all buildings and other improvements ("Improvements") situated on the Land, as more particularly described on Exhibit A attached hereto and made a part hereof (the Land and the Improvements are sometimes referred to herein together as the "Property"), together with all easements and appurtenances thereunto belonging and all of Seller's right, title and interest in and to all streets, alleys and public ways adjacent thereto, if any, and together with all of Seller's right, title and interest in and to all strips and gores located on or adjacent to the Property or located between any parcels constituting the Land, if any;

     1.2 The personal property set forth on Exhibit B attached hereto ("Personal Property");

     1.3 The tenant leases described in the rent roll set forth on Exhibit C attached hereto and made a part hereof ("Rent Roll") together with such other tenant leases of the Property as may be made prior to Closing (as hereinafter defined) in accordance with the terms of this Agreement ("Leases");

     1.4 If and to the extent assignable and to the extent of Seller's interest therein, if any: (a) all guarantees, warranties and indemnifications, if any, received from suppliers, contractors, materialmen or subcontractors arising out of, or in connection with, the installation, construction or maintenance of the Property including, without limitation, the right to sue any obligor for any breach of any covenant, agreement, representation, warranty or guarantee contained therein; (b) all licenses, permits, certificates of occupancy and franchises issued by any federal, state, county or municipal authority relating to the use, maintenance or operation of the Property running to or in favor of Seller or pertaining to the Property;
(c) all trade styles, and trade names, including, without limitation, the names "Forum II" and "Forum III", and all contract rights, brochures, manuals, lists of prospective tenants, advertising material, books and records, utility contracts and telephone numbers; (d) the plans and specifications for the Improvements and all unexpired claims and sureties, if any, received in connection with the construction, improvement or equipment of the Improvements; and (e) those service and maintenance contracts set forth in Exhibit D ("Service Contracts") which are Assumed Contracts (hereafter defined).

     1.5 Notwithstanding anything contained in this Agreement to the contrary, Seller is not conveying or assigning to Purchaser the items described in Paragraph 15.3 hereof.

2.    PURCHASE  PRICE.   The  Purchase Price  shall  be  paid  by
Purchaser as follows:

     2.1 Within two (2) days of the execution of this Agreement, the sum of Three Hundred Thousand Dollars ($300,000) ("Earnest Money"), by check payable to the escrow agent, to be held in escrow by and in accordance with the provisions of the Escrow Agreement ("Escrow Agreement") attached hereto as Exhibit E; and

     2.2 On the Closing Date (as hereinafter defined), the balance of the Purchase Price, adjusted in accordance with the prorations, by federally wired "immediately available" funds, on or before 3:00 p.m. Chicago time. Any provisions herein providing for the delivery of the Earnest Money to either party hereof are intended to mean the Earnest Money plus any interest earned thereon and less all escrow and investment fees, if any.

3.   TITLE COMMITMENT AND SURVEY.

     3.1 Attached hereto as Exhibit F is a copy of a title commitment for an owner's standard title insurance policy issued by Charter Title Company, as agent for Lawyers Title Insurance Corporation, (hereinafter referred to as "Title Insurer"), dated October 10, 1996 for the Property ("Title Commitment"). For purposes of this Agreement, "Permitted Exceptions" shall mean:
(a) general ad valorem real estate taxes for the year 1996 and subsequent years not yet due and payable; (b) matters shown on the Survey (as hereinafter defined); (c) matters caused by the action or inaction of Purchaser or its agents; (d) the title exceptions set forth in Schedule B of the Title Commitment as Numbers 2(a) - 2(l) and 2(n), subject to the matters raised in the letters dated November 12, 1996 and November 19, 1996 from Forman, Perry, Watkins & Krutz; (e) the rights of tenants under leases; and (f) liens or encumbrances of a definite or ascertainable amount which may be removed or insured over (but with respect to any exceptions to be insured over, not to exceed $25,000 without Purchaser's prior approval, which will not be unreasonably withheld) by the payment of money or other security at the Closing Date, and which Seller removes or causes to be insured over at the Closing Date in accordance with Paragraph 5 hereof. All other exceptions to title shall be referred to as "Unpermitted Exceptions". On the Closing Date, Title Insurer shall deliver to Purchaser a standard title policy in conformance with the previously delivered Title Commitment, with extended coverage, including deletion of the survey and mechanics/materialmen lien exceptions, and subject only to Permitted Exceptions (excluding, however, the Permitted Exceptions described in subclause (f) above) and Unpermitted Exceptions waived in writing by Purchaser ("Title Policy"). The Title Policy shall be conclusive evidence of good title as therein shown as to all matters to be insured by the Title Policy, subject only to the exceptions and requirements therein stated. Seller and Purchaser shall share equally in the costs of the Title Commitment and Title Policy (exclusive of extended coverage costs) and Purchaser shall pay for the cost of any endorsements to, or extended coverage on, the Title Policy as requested by Purchaser or Purchaser's lender.

     3.2 Purchaser has received a survey of the Property dated October 28, 1996 prepared by Haynie Associates ("Survey"). Seller and Purchaser shall share equally in the cost of the Survey. Purchaser hereby acknowledges that with the exception of the items raised in the November 12, 1996 letter from Forman, Perry, Watkins & Krutz, all matters disclosed by the Survey are acceptable to Purchaser and are Permitted Exceptions for purposes of Paragraph 3.1 above.

     3.3 The obligations of Purchaser and Seller to pay various costs set forth in Paragraphs 3.1 and 3.2 shall survive the termination of this Agreement.

4.   PAYMENT OF CLOSING COSTS.

     4.1 In addition to the costs set forth in Paragraphs 3.1 and 3.2, Seller and Purchaser shall share equally in the costs of the documentary or transfer stamps to be paid with reference to the Deed (as hereinafter defined) and all other stamps, intangible, transfer, documentary, recording, sales tax and surtax imposed by law with reference to any other sale documents delivered in connection with the sale of the Property to Purchaser.

5.   CONDITION OF TITLE.

     5.1 If, prior to Closing (as hereinafter defined), a date-down to the Title Commitment discloses any new Unpermitted Exceptions which, in the aggregate, do not exceed $25,000 (each, a "Minor Unpermitted Exception"), Seller shall, at Seller's expense, bond over, cure and/or have such Minor Unpermitted Exceptions removed from the Title Commitment or have the Title Insurer commit to insure against loss or damage that may be occasioned by such Minor Unpermitted Exceptions. Notwithstanding the foregoing, if such date down to the Title Commitment discloses any new Unpermitted Exceptions which, in the aggregate, equal or exceed $25,000, Seller shall have the right, but not the obligation, to bond over, cure and/or have such exceptions removed from the Title Commitment or to have the Title Insurer commit to insure against loss or damage that may be occasioned by such Unpermitted Exceptions. If Seller fails to bond over, cure or have any Unpermitted Exception removed or have the Title Insurer commit to insure as specified above within five (5) business days from the date of the date down to the Title Commitment, Purchaser may terminate this Agreement upon written notice to Seller within five (5) days after Seller's notice to Purchaser specifying such Unpermitted Exceptions; provided, however, and notwithstanding anything contained herein to the contrary, if the Unpermitted Exception which gives rise to Purchaser's right to terminate was recorded against the Property as a result of the affirmative action of Seller (and not by any unrelated third party) or if Seller is able to bond over, cure or remove a Minor Unpermitted Exception for a cost not to exceed $25,000 or the Title Insurer is willing to insure over a Minor Unpermitted Exception for a cost not to exceed $25,000 in accordance with the terms hereof and Seller fails to expend such funds in either case, then Purchaser shall have the additional rights contained in Paragraph 14 herein. Absent notice from Purchaser to Seller in accordance with the preceding sentence, Purchaser shall be deemed to have elected to take title subject to said Unpermitted Exception, without any reduction in or setoff against the Purchase Price as a result thereof. If Purchaser terminates this Agreement in accordance with the terms of this Paragraph 5.1, this Agreement shall terminate without further action of the parties and all Earnest Money theretofore deposited into the escrow by Purchaser, together with any interest accrued thereon, shall be returned to Purchaser, and neither party shall have any further liability to the other, except for those covenants and obligations that specifically survive termination of this Agreement.

     5.2 Seller agrees to convey fee simple title to the Property to Purchaser by special warranty deed ("Deed") (in the form attached hereto as Exhibit G) in recordable form subject only to the Permitted Exceptions and any Unpermitted Exceptions not objected to by Purchaser in accordance with Paragraph 5.1 above.

6.   CONDEMNATION, EMINENT DOMAIN, DAMAGE AND CASUALTY.

     6.1 Except as provided in the indemnity provisions contained in Paragraph 7.1 of this Agreement, Seller shall bear all risk of loss with respect to the Property through the Closing. Seller agrees to maintain its existing "all risk" replacement cost casualty insurance and rent loss insurance in place until the Closing Date. Notwithstanding the foregoing, in the event of damage to the Property by fire or other casualty prior to the Closing Date, repair of which would cost less than or equal to $150,000 (as determined by Seller in good faith), Purchaser shall not have the right to terminate its obligations under this Agreement by reason thereof, but Seller shall have the right to elect to either repair and restore the Property if such repair or restoration may be completed prior to the Closing Date or to assign and transfer to Purchaser on the Closing Date all of Seller's right, title and interest in and to all insurance proceeds paid or payable to Seller on account of such fire or casualty plus the amount of Seller's insurance deductible. Seller shall promptly notify Purchaser in writing of any such fire or other casualty and Seller's estimate of the cost to repair the damage caused thereby. In the event of damage to the Property by fire or other casualty prior to the Closing Date, repair of which would cost in excess of $150,000 (as determined by Seller in good faith), then this Agreement may be terminated at the option of Purchaser, which option shall be exercised, if at all, by Purchaser's written notice thereof to Seller within fifteen (15) business days after Purchaser receives written notice of such fire or other casualty from Seller and Seller and Purchaser agree upon the amount of such damages, and upon the exercise of such option by Purchaser this Agreement shall terminate without further action by the parties, the Earnest Money deposited by Purchaser shall be returned to Purchaser together with interest thereon, and neither party shall have any further liability or obligations hereunder, except for those covenants and obligations which expressly survive termination of this Agreement. In the event that Purchaser does not exercise the option to terminate in accordance with this Paragraph 6.1, the Closing shall take place on the Closing Date and Seller shall assign and transfer to Purchaser on the Closing Date all of Seller's right, title and interest in and to all insurance proceeds paid or payable to Seller on account of the fire or casualty and shall pay to Purchaser the amount of Seller's insurance deductible. Notwithstanding anything contained herein to the contrary, Seller's obligation to transfer all insurance proceeds paid to Seller as set forth more fully in this Paragraph
6.1 shall survive the Closing and the recording of the Deed.

     6.2 If between the date of this Agreement and the Closing Date, any condemnation or eminent domain proceedings are initiated which might result in the taking of any part of the
Property or the taking or closing of any right of access to the Property, Seller shall immediately notify Purchaser of such occurrence. In the event that the taking of any part of the Property shall: (i) impair access to the Property; (ii) cause any non-compliance with any applicable law, ordinance, rule or regulation of any federal, state or local authority or governmental agencies having jurisdiction over the Property or any portion thereof; or (iii) adversely impair the use of the Property as it is currently being operated (hereinafter collectively referred to as a "Material Event"), Purchaser may:

          6.2.1 terminate this Agreement by written notice to Seller, in which event the Earnest Money deposited by Purchaser, together with interest thereon, shall be returned to Purchaser and all rights and obligations of the parties hereunder with respect to the closing of this transaction will cease, except for those covenants and obligations hereunder which expressly survive termination of this Agreement; or

          6.2.2 proceed with the Closing, in which event Seller shall assign to Purchaser all of Seller's right, title and interest in and to any award made or to be made in connection with such condemnation or eminent domain proceedings. Notwithstanding anything contained herein to the contrary, Seller's obligation to transfer Seller's interest in such award as set forth more fully in this Paragraph 6.2.2 shall survive the Closing and the recording of the Deed.

Purchaser shall then notify Seller, within ten (10) business days after Purchaser's receipt of Seller's notice, whether Purchaser elects to exercise its rights under Paragraph 6.2.1 or Paragraph
6.2.2. Closing shall be delayed, if necessary, until Purchaser makes such election. If Purchaser fails to make an election within such ten (10) business day period, Purchaser shall be deemed to have elected to proceed with Closing in accordance with Paragraph 6.2.2. If between the date of this Agreement and the Closing Date, any condemnation or eminent domain proceedings are initiated which do not constitute a Material Event, Purchaser shall be required to proceed with the Closing, in which event Seller shall assign to Purchaser all of Seller's right, title and interest in and to any award made in connection with such condemnation or eminent domain proceedings.

7.   INSPECTION AND AS-IS CONDITION.

     7.1 Purchaser acknowledges that Purchaser has, prior to the date hereof, been provided with access to the Property in order to inspect the Property and to conduct and prepare such studies, tests and surveys as Purchaser desired, including, without limitation, a review of the Leases, and the following information to the extent in Seller's possession or control: (i) any prior engineering, environmental, structural or mechanical studies or reports, (ii) any plans, permits and licenses; (iii) any assignable warranties, and (iv) any repair or capital improvement history. In connection with Purchaser's review of the Property, Seller has delivered to Purchaser copies of the current rent roll for the Property, the most recent tax and insurance bills, copies of the Leases, utility account numbers, a personal property inventory, the Service Contracts, unaudited annual operating statements for 1995 and monthly unaudited operating statements from January 1996 through the calendar month ending prior to the date hereof.

     All of the foregoing tests, investigations and studies to be conducted under this Paragraph 7.1 by Purchaser shall be subject to the following:

                     (i)   Except as may be required by Purchaser
          to complete its due diligence during the Inspection Period or to obtain financing in order to close this transaction, all information set forth in the documents to be reviewed hereunder by Purchaser, its employees and agents shall be held in strict confidence until Closing and thereafter in the event that the Closing does not occur;

                     (ii)   In  the  event the Closing  does  not
          occur, Purchaser shall promptly return to Seller any documents obtained from Seller or Seller's agents;

                     (iii)  Purchaser shall not have suffered  or
          permitted any lien, claim or charge of any kind whatsoever to attach to the Property or any part thereof; and

                     (iv)  such tests, investigations and studies
          were conducted at Purchaser's sole cost and expense, and in the event of any damage to the Property caused by Purchaser, its agents, engineers, employees, contractors or surveyors (including, without limitation, pavement, landscaping and surface damage), Purchaser shall pay the cost incurred by Seller to restore the Property to the condition existing prior to the performance of such tests, investigations or studies.

Purchaser shall defend, indemnify and hold Seller and any affiliate or parent of Seller, and all shareholders, employees, officers, directors and partners of Seller or Seller's affiliate or parent (hereinafter collectively referred to as "Affiliates of Seller") harmless from any and all liability, cost and expense (including without limitation, reasonable attorneys' fees, court costs and costs of appeal) suffered or incurred by Seller or Affiliates of Seller for injury to persons or property caused by Purchaser's investigations, tests, studies and inspections of the Property. Purchaser shall undertake its obligation to defend set forth in the preceding sentence using attorneys selected by Purchaser and reasonably acceptable to Seller.

     7.2 Except for the express representations and warranties of Seller set forth herein, Purchaser acknowledges and agrees that it will be purchasing the Property and the Personal Property based solely upon its inspections and investigations of the Property and the Personal Property, and that Purchaser will be purchasing the Property and the Personal Property "AS IS" and "WITH ALL FAULTS", based upon the condition of the Property and the Personal Property as of the date of this Agreement, and that except as expressly set forth herein, Seller makes no warranty or representation, express or implied, or arising by operation of law, including, but not limited to, any warranty of condition, habitability, merchantability or fitness for a particular purpose, in respect of the Property. Without limiting the foregoing, Purchaser acknowledges that, except as may otherwise be specifically set forth elsewhere in this Agreement, neither Seller nor its consultants, brokers or agents have made any representations or warranties of any kind upon which Purchaser is relying as to any matters concerning the Property or the Personal Property, including, but not limited to: (i) the condition of the Land or any improvements comprising the Property; (ii) the existence or non-existence of any pollutant, toxic waste and/or any hazardous materials or substances; (iii) economic projections or market studies concerning the Property, or the income to be derived from the Property; (iv) any development rights, taxes, bonds, covenants, conditions and restrictions affecting the Property; (v) the nature and extent of any right of way, lease, lien, encumbrance, license, reservation or other title matter;
(vi) water or water rights, topography, geology, drainage, soil or subsoil of the Property; (vii) the utilities serving the Property; (viii) the suitability of the Property for any and all activities and uses which Purchaser may elect to conduct thereon; or (ix) the compliance of the Property with any zoning, environmental, building or other laws, rules or regulations affecting the Property. Seller makes no representation or warranty that the Property complies with the Americans with Disabilities Act or any fire code or building code. Purchaser hereby releases Seller and the Affiliates of Seller from any and all liability in connection with any claims which Purchaser may have against Seller or the Affiliates of Seller, and Purchaser hereby agrees not to assert any claims for contribution, cost recovery or otherwise, against Seller or the Affiliates of Seller, relating directly or indirectly to the existence of asbestos or hazardous materials or substances on, or environmental  conditions  of, the  Property,  whether  known  or unknown. As used herein, the term "hazardous materials or substances" means (i) hazardous wastes, hazardous substances, hazardous constituents, toxic substances or related materials, whether solids, liquids or gases, including but not limited to substances defined as "hazardous wastes," "hazardous substances," "toxic substances," "pollutants, "contaminants," "radioactive materials," or other similar designations in, or otherwise subject to regulation under, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. 9601 et seq.; the Toxic Substance Control Act, 15 U.S.C.
  2601  et seq.; the Hazardous Materials Transportation  Act,  49
U.S.C.   1802;  the  Resource Conservation and Recovery  Act,  42
U.S.C. 9601. et seq.; the Clean Water Act, 33 U.S.C. 1251; the Safe Drinking Water Act, 42 U.S.C. 30Of et seq; the Clean
Air Act, 42 U.S.C. 7401 et seq.; and in any permits, licenses, approvals, plans, rules, regulations or ordinances adopted, or other criteria and guidelines promulgated pursuant to the preceding laws or other similar federal, state or local laws, regulations, rules or ordinance now or hereafter in effect relating to environmental matters (collectively, "Environmental Laws"); and (ii) any other substances, constituents or wastes subject to any applicable federal, state or local law, regulation or ordinance, including any Environmental Law, now or hereafter in effect, including but not limited to (A) petroleum, (B) refined petroleum products, (C) waste oil, (D) waste aviation or motor vehicle fuel and (E) asbestos. Purchaser acknowledges that having been given the opportunity to inspect the Property, Purchaser is relying solely on its own investigation of the Property and not on any information provided or to be provided by Seller. Purchaser further acknowledges that the information provided and to be provided with respect to the Property was obtained from a variety of sources, and that Seller (x) has not made any independent investigation or verification of such information and (y) makes no representations as to the accuracy or completeness of such information, except as provided herein.

     Purchaser's Initials           Seller's Initials

     7.3 Seller has provided to Purchaser certain unaudited historical financial information regarding the Property relating to certain periods of time in which Seller owned the Property. With the exception of any express representation of Seller set forth herein, Seller and Purchaser hereby acknowledge that such information has been provided to Purchaser at Purchaser's request solely as illustrative material. Except for the express representations and warranties of Seller set forth herein, Seller makes no representation or warranty that such material is complete or accurate or that Purchaser will achieve similar financial or other results with respect to the operations of the Property, it being acknowledged by Purchaser that Seller's operation of the Property and allocations of revenues or expenses may be vastly different than Purchaser may be able to attain. Purchaser acknowledges that it is a sophisticated and experienced purchaser of real estate and further that Purchaser has relied upon its own investigation and inquiry with respect to the operation of the Property. With the exception of any liability under any express representation of Seller set forth herein, Purchaser releases Seller and the Affiliates of Seller from any liability with respect to such historical information.

Purchaser's Initials               Seller's Initials

     7.4 Seller has provided to Purchaser a Phase I/Limited ACM Report dated March 16, 1992 prepared by Law Engineering ("Existing Report"). Seller makes no representation or warranty concerning the accuracy or completeness of the Existing Report. With the exception of any liability under any express representation of Seller set forth herein, Purchaser hereby releases Seller and the Affiliates of Seller from any liability whatsoever with respect to the Existing Report, including, without limitation, the matters set forth in the Existing Report, and the accuracy and/or completeness of the Existing Report. Furthermore, Purchaser acknowledges that it will be purchasing the Property with all faults disclosed in the Existing Report.

Purchaser's Initials               Seller's Initials

     7.5 Notwithstanding anything contained herein to the contrary, the acknowledgements, agreements, waivers and releases of Purchaser set forth in this Paragraph 7 shall survive Closing and recording of the Deed and the termination of this Agreement as applicable.

8. CLOSING. The closing of this transaction ("Closing") shall be on January 7, 1997 ("Closing Date"), at the office of Seller's attorneys, Hopkins & Sutter, Three First National Plaza, Suite 4300, Chicago, Illinois 60602, or at Seller's option, at the office of the Title Insurer in Chicago, Illinois, at which time Seller shall deliver possession of the Property to Purchaser. This transaction shall be closed in accordance with the provisions of the Escrow Agreement. All joint order Earnest Money escrow costs (with the exception of investment fees which shall be paid by Purchaser) and all deed and money escrow fees (including, so-called "New York style" closing fees) shall be shared equally between Seller and Purchaser.

9.   CLOSING DOCUMENTS.

     9.1 On the Closing Date, Seller and Purchaser shall execute and deliver to one another a joint closing statement. In addition, Purchaser shall deliver to Seller the balance of the Purchase Price, an assumption of the documents set forth in Paragraph 9.2.3 and 9.2.4, counterparts of any transfer tax declarations and such other documents as may be reasonably required by the Title Insurer and not inconsistent with the terms of this Agreement in order to consummate the transaction as set forth in this Agreement.

     9.2 On the Closing Date, Seller shall deliver to Purchaser the following:

          9.2.1 the Deed, subject to Permitted Exceptions and those Unpermitted Exceptions waived by Purchaser in writing or not objected to by Purchaser in accordance with Paragraph
     5.1 hereof;

          9.2.2 a special warranty bill of sale conveying the Personal Property (in the form of Exhibit H attached hereto);

          9.2.3  assignment and assumption of intangible property
     (in the form attached hereto as Exhibit I);

          9.2.4 an assignment and assumption of Leases and security deposits (in the form attached hereto as Exhibit
     J);

          9.2.5 non-foreign affidavit (in the form of Exhibit K attached hereto);

          9.2.6 originals, and/or certified copies of, the Leases in Seller's possession (which shall be transferred directly from the existing property manager to Purchaser as may be directed by Purchaser at Closing);

          9.2.7 all documents and instruments reasonably required by the Title Insurer to issue the Title Policy;

          9.2.8 possession of the Property to Purchaser, subject to the Leases and the Permitted Exceptions;

          9.2.9 evidence of the termination of the management agreement, along with a lien waiver executed by the property manager, if applicable;

          9.2.10  notice  to the tenants of the Property  of  the
     transfer of title and assumption by Purchaser of the landlord's obligation under the Leases and the obligation to refund the refundable security deposits (in the form of Exhibit L);

          9.2.11 an updated rent roll certified by Seller to be true and correct, subject to the provisions of Paragraph
     17.1 and Paragraph 19 hereof;

          9.2.12  a  Broker's  Lien  Waiver  signed  by  Insignia
     Mortgage & Investment Company ("Insignia"), if required by the Title Insurer;

          9.2.13 an Owner's Title Affidavit or ALTA extended coverage statement in form reasonably acceptable to Seller and Title Insurer;

          9.2.14 such formative and authorization documents of Seller as may be reasonably required by Title Insurer; and

          9.2.15 copies of all books and records as may be necessary to calculate tenant escalations and reconciliations (which shall be transferred directly from the existing property manager to Purchaser as may be directed by Purchaser at Closing).

10. ESTOPPEL CERTIFICATES. Seller agrees to use reasonable efforts to obtain tenant estoppel certificates in the form of Exhibit M for tenants listed on the rent roll attached hereto as Exhibit C ("Tenant Certificates"). Purchaser's obligation to close the transaction contemplated herein is contingent upon the delivery to Purchaser without any Qualification (hereafter defined) of a Tenant Certificate from all tenants occupying the Property. As used herein, "Qualification" means any material information which adversely affects the use or value of the
Property  or the obligations of the tenant or the rights  of  the landlord under any lease, to the extent such information is not disclosed on the Rent Roll attached hereto as Exhibit C or in the copies of the Leases delivered to Purchaser. Notwithstanding the foregoing, a tenant's deletion or modification of the provisions in the Tenant Certificate following the language "from and after the date Parkway acquires title to the Property" shall not be deemed a Qualification. Seller shall request the property manager to execute the certificate attached hereto as Exhibit O ("Manager's Certificate"). Purchaser acknowledges and agrees that the delivery of the Manager's Certificate is not a condition precedent to Purchaser's obligation to close the transaction contemplated hereby.

11. SERVICE CONTRACTS. Purchaser and Seller shall cooperate in good faith to obtain the consent of each contractor under a Service Contract to (i) terminate its existing Service Contract with Seller as of the Closing Date, and (ii) enter into a new contract with Purchaser on the same terms and conditions from and after the Closing Date. In the event any contractor refuses to terminate a Service Contract as of the Closing Date, Seller shall provide notice of termination to such contractor and Purchaser and Seller shall prorate the payments due under such Service Contract (each, an "Assumed Contract") as of the Closing Date, with the Purchaser being responsible for its pro rata share of any payments attributable to the period after the Closing Date and prior to the termination date of such Assumed Contract. On the Closing Date, Seller shall assign the Assumed Contracts to Purchaser, and Purchaser shall assume in writing responsibility of the obligations arising from and after the Closing Date under the Assumed Contracts. Seller shall use reasonable efforts to obtain any required consent with respect to the assignment of the Assumed Contracts; provided, however, that Seller's inability to obtain such approval shall not be a default hereunder or a condition precedent to Purchaser's obligations to close hereunder. Purchaser shall not be required to assume any Service Contract for which Seller is unable to obtain the required consent. Except to the extent that Purchaser is required hereunder to specifically assume obligations of Seller, including obligations under Assumed Contracts or Leases, or to the extent Purchaser receives a credit pursuant to Closing prorations provided for herein, or to the extent of any non-delinquent obligations and liabilities accruing under any Permitted Exceptions, Purchaser shall not be deemed to have assumed any other liabilities or obligations of Seller, and contractual and tort liabilities accruing prior to the Closing Date, or relating to events that occurred prior to the Closing Date, shall remain the responsibility of Seller.

12. LEASING OF PROPERTY. Seller and Seller's agents and representatives, in consultation with Purchaser, shall continue to advance in good faith all leasing activity for the Property, including new leases, renewals, extensions, expansions or other modifications in accordance with Seller's prior course of dealing prior to the execution of this Agreement and in accordance with prevailing market standards in the Memphis, Tennessee area. Seller shall not enter into any lease for any portion of the Property or any modification, extension or amendment to any Lease without first obtaining the prior consent of Purchaser. If
Purchaser  has  not responded within five (5)  business  days  of receipt of a request by Seller, Purchaser's consent shall be deemed given. If Purchaser closes the transaction contemplated by this Agreement, Purchaser shall be responsible to pay for all leasing commission, tenant improvement costs or other costs and expenses (including reasonable attorneys' fees) incurred by Seller with respect to any such lease approved by Purchaser. Seller agrees to pay any outstanding brokerage commissions now or hereafter due or payable with respect to the existing term of any Lease with the exception of the commission due under the October 25, 1996 amendment to the PSI Process Systems lease, which shall be paid by Purchaser (or, if paid by Seller prior to Closing, shall be credited to Seller at Closing). Seller does not represent or warrant that any particular Lease will be in effect at Closing or that the tenant will have performed the tenant's obligations thereunder. Other than as expressly provided herein, Purchaser and Seller acknowledge and agree that Purchaser is not assuming any obligations of Seller under any brokerage agreements.

13. DEFAULT BY PURCHASER. ALL EARNEST MONEY DEPOSITED INTO THE ESCROW IS TO SECURE THE TIMELY PERFORMANCE BY PURCHASER OF ITS OBLIGATIONS AND UNDERTAKINGS UNDER THIS AGREEMENT. IN THE EVENT OF A DEFAULT OF THE PURCHASER UNDER THE PROVISIONS OF THIS AGREEMENT, SELLER SHALL RETAIN ALL OF THE EARNEST MONEY AND THE INTEREST THEREON AS SELLER'S SOLE RIGHT WITH RESPECT TO DAMAGES OR ANY OTHER REMEDY, EXCEPT FOR THOSE COVENANTS AND OBLIGATIONS OF PURCHASER WHICH EXPRESSLY SURVIVE TERMINATION OF THIS AGREEMENT. THE PARTIES HAVE AGREED THAT SELLER'S ACTUAL DAMAGES, IN THE EVENT OF A DEFAULT BY PURCHASER, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICAL TO DETERMINE. THEREFORE, BY PLACING THEIR INITIALS BELOW, THE PARTIES ACKNOWLEDGE THAT THE EARNEST MONEY HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE OF SELLER'S DAMAGES.

Purchaser's Initials               Seller's Initials

14. SELLER'S DEFAULT. IF THIS SALE IS NOT COMPLETED BECAUSE OF SELLER'S DEFAULT, PURCHASER'S SOLE REMEDY SHALL BE THE RETURN OF ALL EARNEST MONEY TOGETHER WITH ANY INTEREST ACCRUED THEREON, EXCEPT THAT PURCHASER SHALL ALSO HAVE THE RIGHT TO REIMBURSEMENT FROM SELLER FOR ITS ACTUAL, DOCUMENTED THIRD PARTY EXPENSES (NOT TO EXCEED $25,000 IN ANY EVENT) INCURRED IN THE NEGOTIATION OF THIS AGREEMENT AND THE PERFORMANCE OF ITS DUE DILIGENCE
HEREUNDER. UPON THE RETURN OF THE EARNEST MONEY AND THE REIMBURSEMENT BY SELLER FOR OUT OF POCKET COSTS AS PROVIDED ABOVE, THIS AGREEMENT SHALL TERMINATE WITHOUT FURTHER ACTION OF THE PARTIES AND THE PARTIES SHALL HAVE NO FURTHER LIABILITY TO EACH OTHER AT LAW OR IN EQUITY, EXCEPT FOR THOSE COVENANTS AND OBLIGATIONS WHICH EXPRESSLY SURVIVE TERMINATION OF THIS AGREEMENT. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, IF SELLER'S DEFAULT RESULTS FROM (i) ITS (AND NOT AN UNRELATED THIRD PARTY'S) AFFIRMATIVE ACTION TO PREVENT THE SALE;
(ii) ITS FAILURE TO EXPEND UP TO $25,000 IF (a) SELLER IS ABLE TO BOND OVER, CURE OR REMOVE A MINOR UNPERMITTED EXCEPTION FOR A COST NOT TO EXCEED $25,000 OR (b) THE TITLE INSURER IS WILLING TO INSURE OVER A MINOR UNPERMITTED EXCEPTION FOR A COST NOT TO EXCEED $25,000 IN ACCORDANCE WITH THE TERMS HEREOF OR (iii) ITS REFUSAL TO DELIVER THE DEED, THEN PURCHASER WILL BE ENTITLED TO SUE FOR SPECIFIC PERFORMANCE. UNDER THE CONDITIONS SET FORTH ABOVE, SELLER SPECIFICALLY AGREES THAT THE REMEDY OF SPECIFIC PERFORMANCE IS APPROPRIATE FOR PURCHASER AND SELLER WAIVES AND AGREES NOT TO ASSERT ANY CLAIM OR DEFENSE THAT SPECIFIC PERFORMANCE IS NOT AN APPROPRIATE REMEDY FOR PURCHASER. IN NO EVENT SHALL (i) SELLER BE LIABLE FOR ANY ACTUAL, PUNITIVE, SPECULATIVE OR CONSEQUENTIAL DAMAGES RESULTING FROM ANY DEFAULT BY SELLER, OR (ii) SELLER'S LIABILITY UNDER ANY REPRESENTATION, WARRANTY, COVENANT, AGREEMENT, PRORATION, REPRORATION OBLIGATION OR INDEMNITY MADE HEREUNDER OR UNDER ANY CLOSING DOCUMENTS EXCEED $250,000 IN THE AGGREGATE ("SELLER'S MAXIMUM LIABILITY");
PROVIDED, HOWEVER, THAT THE LIMITATIONS ON LIABILITY PROVIDED HEREIN SHALL NOT APPLY TO ANY DAMAGES INCURRED BY PURCHASER AS THE RESULT OF THE ACTUAL FRAUDULENT CONDUCT OF SELLER.

Purchaser's Initial                 Seller's Initials

15.  PRORATIONS.

     15.1 Except as otherwise provided herein and to the extent the costs of such items are not prorated at Closing as provided herein, any and all expenses and payables relating to the operation, management or ownership of the Property arising or accruing prior to the Closing Date are the responsibility of Seller and will be paid promptly upon receipt of billing therefor. Water and other utility charges; fuels; prepaid operating expenses; real and personal property taxes prorated on a "net" basis (i.e. adjusted for all tenants' liabilities, if any, for such items); operating expenses paid by Seller which are reimbursable by the tenants for the period prior to the Closing Date (which amount shall be reduced by any amount previously paid by the tenants); unpaid operating expenses for the period prior to the Closing Date prorated on a "net" basis, as set forth above; and all other items of expense and income shall be adjusted ratably as of 12:01 a.m. on the Closing Date ("Proration Date"). All utility deposits, if any, shall be withdrawn by and refunded to Seller and Purchaser shall make its own replacement deposits for utilities as may be required by the respective utilities involved. Prior to Closing, Purchaser and Seller shall notify all utilities providing service to the Property of the prospective change in ownership and that all bills for the period from and after the Proration Date shall be paid by Purchaser, with no interruption in service and that all bills for the period prior to the Proration Date (which shall be based on final meter readings as of the Proration Date, if available), shall be paid by Seller. Assessments, excluding regular ad valorem real estate taxes, payable in installments which are due prior to the Closing Date shall be paid by Seller. Assessments, excluding regular ad valorem real estate taxes, payable in installments which are due subsequent to the Closing Date shall be paid by Purchaser. If the amount of any of the items to be prorated is not then ascertainable, the adjustments thereof shall be on the basis of the most recent ascertainable data. If any ongoing real estate tax contest has not been finalized as of the Closing Date, Purchaser and Seller agree that the tax bill existing prior to the contest, shall be the most recent data for the tax year being contested and (i) Purchaser agrees to re-prorate such amount as it relates to the real estate tax proration for the current tax year to the extent such tax contest is successful. All other prorations will be final except as to delinquent rent referred to in Paragraph 15.2 below and as provided in Paragraph 15.3.

     15.2 All rents under the Leases for the month in which the Closing occurs which are actually received by Seller shall be prorated as of the Proration Date. All advance payments of rents, other than for the month in which Closing occurs, and all security deposits, shall be paid by Seller to Purchaser at Closing. There shall be no credit to Seller for rents which are delinquent as of the Closing Date. Delinquent rents shall remain the property of Seller (subject to Purchaser's right to a pro rata share of any delinquent rents for the month during which Closing occurs. All rent received by Purchaser after the Closing Date shall be applied first to current rents then due and payable, and then to delinquent rents, in the inverse order of maturity. All basic rent paid following the Closing Date by any tenant of the Property who is indebted under a Lease for basic rent for any period prior to the Proration Date in an amount greater than the amount of all current basic rent owed by said tenant to Purchaser shall be deemed a "Post-Closing Receipt" until such time as all such indebtedness is paid in full. Within ten (10) days following each receipt by Purchaser of a Post-Closing Receipt, Purchaser shall pay such Post-Closing Receipt to Seller. Purchaser shall use its reasonable, good faith efforts (not to include any eviction action or other litigation to collect such delinquency), at no additional cost or expense to Purchaser, to collect all amounts which, upon collection, would constitute Post-Closing Receipts hereunder. Seller shall retain the right to pursue all remedies (excluding eviction of tenants) against tenants from whom Purchaser is unable to collect such delinquent rents and additional rents despite diligent efforts. This Paragraph 15.2 of this Agreement shall survive the Closing and the delivery and recording of the Deed.

     15.3  All  refunds, if any, for time periods  prior  to  the
Proration Date in connection with any ongoing real estate tax protests for the Property initiated by Seller prior to the Closing shall remain the property of Seller and are not being assigned by Seller to Purchaser pursuant to this Agreement. In the event any such refunds are paid to Purchaser, Purchaser agrees to promptly remit all such sums to Seller. Purchaser agrees, at no cost or expense to Purchaser, to execute any documents reasonably requested by Seller in connection with such tax protests, but Purchaser shall be held harmless and indemnified from any liability thereunder.

     15.4 In addition to the foregoing proration and credits, Seller shall provide Purchaser at Closing with a credit in the amount of the unpaid tenant improvement allowance which Purchaser is assuming under the Lease with Federal Express. As of the date hereof, the unpaid allowance is $115,121.

16. BROKER. The parties hereto represent and warrant that no broker commission or finder fee is due and payable in connection with this transaction, by reason of their respective actions, other than to Insignia (to be paid by Seller). Seller's commission to Insignia shall only be payable out of the proceeds of the sale of the Property in the event the transaction set forth herein closes. Purchaser and Seller shall indemnify, defend and hold the other party hereto harmless from any claim whatsoever (including without limitation, reasonable attorneys' fees, court costs and costs of appeal) from anyone claiming by or through the indemnifying party any fee, commission or compensation on account of this Agreement, its negotiation or the sale hereby contemplated other than to Insignia. Seller shall indemnify, defend and hold Purchaser harmless from any claim (including, without limitation, reasonable attorneys' fees, court costs and costs of appeal) for any claim by Insignia for any fee, commission or compensation on account of this Agreement, its negotiation or the sale hereby contemplated. Purchaser shall indemnify, defend and hold Seller harmless from any claim (including, without limitation reasonable attorneys' fees, court costs and costs of appeal) from any claim by the Weston Companies for any fee, commission or compensation on account of this Agreement, its negotiation, or the sale hereby contemplated. Notwithstanding the foregoing indemnity, Purchaser has informed Seller that Purchaser does not have any agreement with the Weston Companies and the foregoing indemnity shall not imply that any such contract exists. The indemnifying party shall undertake its obligations set forth in this Paragraph 16 using attorneys selected by the indemnifying party and reasonably acceptable to the indemnified party. The provisions of this Paragraph 16 will survive the Closing and delivery of the Deed.

17.  REPRESENTATIONS, WARRANTIES AND COVENANTS.

     17.1 Any reference herein to Seller's knowledge or notice of any matter or thing shall only mean such knowledge or notice that has actually been received by James Mendelson or Alan Muench ("Seller's Representatives"), and any representation or warranty of the Seller is based upon those matters of which the Seller's Representatives has actual knowledge. Any knowledge or notice given, had or received by any of Seller's agents, servants or employees shall not be imputed to Seller or Seller's Representatives.

     17.2 Subject to the limitations set forth in Paragraph 17.1, Seller hereby makes the following representations and warranties, which representations and warranties are made to Seller's knowledge and which shall survive Closing for a period of 180 days: (i) except as listed on Exhibit P, there is no pending or to Seller's knowledge, threatened litigation, claim, cause of action or administrative proceeding concerning the Property; (ii) Seller is an Illinois corporation, duly formed, organized and in good standing under the laws of the state of Illinois, and has the power to execute this Agreement and consummate the transactions contemplated herein; (iii) the Rent Roll attached hereto as Exhibit C and updated as of the Closing Date is accurate in all material respects as of the date set forth therein; (iv) except as disclosed by the Title Commitment, the Seller has not given or suffered any assignment, pledge or encumbrance with respect to any of the Property, the Leases or its interests thereunder; (v) the list of Service Contracts attached hereto as Exhibit D and updated as of the Closing Date is accurate as of the date hereof; (vi) except as listed on Exhibit P, Seller has received no written notice or claim from any governmental authority having jurisdiction over the Property relating to an uncured breach or violation of any Environmental Laws or any other laws in connection with the Property including, without limitation, the Americans With Disabilities Act; (vii) Seller has received no notice of any uncured landlord default from any tenant in connection with any Lease or Service Contract;
(viii) to Seller's knowledge, the unaudited operating statements delivered by Seller to Purchaser are the same statements Seller uses to present to investors the results of operations for the periods indicated and to file tax returns; (ix) to Seller's knowledge: (a) no governmental, public or private authority has threatened any condemnation, eminent domain or similar proceeding; and (b) no fact or condition exists which will result in the termination of the Property's current access to and from existing streets and utilities; (x) to Seller's knowledge, no tenant has any counterclaim, defense or offset to any action for collection of rents or other amounts accruing after the Closing Date under any Lease except as set forth in the Leases; (xi) with the exception of the commission described in Paragraph 12 hereof with respect to the October 25, 1996 amendment to the PSI Lease, Seller has paid in full all leasing or similar commissions or payment obligations, if any, relating to any existing Lease except for any commissions due to renewals, extensions, expansions or other elections of any tenant which occur after the date hereof; and (xii) attached hereto as Exhibit Q is a schedule listing all leasing commission and brokerage agreements entered into by Seller (copies of which have been delivered to Purchaser).

     17.3 Purchaser hereby represents and warrants to Seller that Purchaser is a Maryland corporation, duly formed, organized and in good standing under the laws of the State of Maryland, and has the full right, power and authority to execute this Agreement and consummate the transactions contemplated herein.

     17.4 Seller covenants (i) to operate, maintain and manage the Property in the same manner that it has managed, maintained and operated the Property during the period of Seller's ownership, subject to reasonable wear and tear and casualty;
(ii) during normal business hours prior to the Closing Date, to provide Purchaser and its agents and representatives reasonable access to the Property and the books and records directly relating to the ownership, management, maintenance and operation of the Property that are in the possession of Seller, or any of Seller's agents or representatives; (iii) to promptly file or submit and diligently prosecute any and all applications or notices with federal, state and/or local authorities and all other requests with any private persons or entities for consents, approvals, authorizations and permissions which are reasonably considered necessary or appropriate by Seller or Purchaser for the consummation of the transaction contemplated by this Agreement or to prevent the termination of any lease, contract or permit, or as may be necessary to otherwise operate the Property in the normal course of business prior to the Closing Date;
(iv) to cause to be paid when due all taxes, license fees, trade accounts and costs and expenses of operation and maintenance of the Property incurred through the Closing Date, except amounts subject to proration under Paragraph 15; (v) to assist and cooperate, at no material cost, obligation or potential liability to Seller, with any environmental evaluation, study or audit of the Property or the Personal Property prepared by, for or at the request of Purchaser; (vi) prior to the Closing Date to notify Purchaser of any written notice received by Seller of any material adverse event affecting the Property including, without limitation, any notice from any insurance company regarding the cancellation of any insurance policy for the Property or material increase in any premiums relating thereto; (v) to provide Purchaser, in addition to any inspection or audit rights contained elsewhere in this Agreement, the right to conduct a full audit of the books and records of Seller, at Seller's principal place of business upon five (5) day's prior written notice, to the extent such books and records relate to the operations and financial results of the Property, at Purchaser's sole cost and expense, in such form and at such time (but in any event within 270 days after Closing), as is reasonably necessary for Purchaser to comply with applicable securities laws requirements, including, without limitation, Regulation
  210.3-14 promulgated under the Securities Exchange Act of 1934, as amended and (vi) to reserve from any distribution of net proceeds of sale to its shareholders an amount equal to Seller's Maximum Liability until the expiration of the 180 day period contained herein for the survival of Seller's representations and warranties.

     17.5 The representations, warranties and covenants of Seller set forth herein and in any Closing Document shall survive Closing for a period of 180 days after the Closing Date
("Survival Period"). All rights of Purchaser hereunder with respect to any such surviving representation, warranty or covenant shall be deemed waived if Purchaser does not, (i) by notice to Seller, advise Seller of any alleged breach of representation, warranty or covenant prior to the expiration of the Survival Period; and (ii) commence any cause of action based on such alleged breach within 210 days after the Closing Date. Notwithstanding anything herein to the contrary, Seller's liability under any representation, warranty or covenant made hereunder or in any Closing Document shall in no event exceed Seller's Maximum Liability.

     17.6 Except to the extent expressly provided for herein, Seller shall remain responsible for all tort liabilities, if any, relating to events that occur prior to the Closing Date.

18. CONDITIONS TO PURCHASER'S OBLIGATIONS. The obligations of Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction of each of the following conditions as of the Closing Date, except to the extent any such condition is waived in whole or in part by Purchaser in writing at or prior to Closing:

     18.1 The representations and warranties of Seller contained in this Agreement shall have been true in all material respects on the date of this Agreement and at Closing, and Seller shall have performed all material obligations and complied with all material covenants required by this Agreement.

     18.2 The Title Insurer shall be prepared to deliver to Purchaser on the Closing Date the Title Policy in the form required by this Agreement.

     18.3 On the Closing Date, there shall be no third party injunction, writ, preliminary restraining order or any order of any nature issued against Seller by a court of competent jurisdiction and directing that the transactions contemplated herein not be consummated as herein provided, but any such order issued against Purchaser which is unrelated to Seller shall not be a condition precedent to Purchaser's obligations to close.

     18.4 At the Closing Date, Seller shall own the Property free and clear of all liens, encumbrances, claims, and rights of others, except for Permitted Exceptions and Unpermitted Exceptions waived by Purchaser, and will convey the same to Purchaser.

     18.5 Purchaser has received the Tenant Certificates required pursuant to Paragraph 10 hereof.

     18.6  At  the  Closing  Date, the Leases  with  PSI  Process
Systems,  Federal Express, Instituform Technologies, Inc.,  Paine
Webber Incorporated and JH Networking Agency shall not have been terminated.

19. LIMITATION OF LIABILITY. None of Seller's directors, shareholders, officers, agents, or employees, or the successors or assigns or such shareholders, directors, officers, agents or employees shall have any personal liability of any kind or nature for or by reason of any matter or thing whatsoever under, in connection with, arising out of or in any way related to this Agreement and the transactions contemplated herein, and Purchaser hereby waives for itself and anyone who may claim by, through or under Purchaser any and all rights to sue or recover on account of any such alleged personal liability.

20. NOTICES. Any notice or demand which either party hereto is required or may desire to give or deliver to or make upon the other party shall be in writing and may be personally delivered or given or made by overnight courier such as Federal Express, by facsimile transmission or made by United States registered or certified mail addressed as follows:

     TO SELLER:     c/o The Balcor Company
                    Bannockburn Lake Office Plaza
                    2355 Waukegan Road
                    Suite A200
                    Bannockburn, Illinois 60015
                    Attention: Ilona Adams

with copies to:     The Balcor Company
                    Bannockburn Lake Office Plaza
                    2355 Waukegan Road
                    Suite A200
                    Bannockburn, Illinois 60015
                    Attention: James Mendelson
                    (847) 267-1600
                    (847) 317-4462 (FAX)

     TO PURCHASER:  Parkway Properties, Inc.
                    300 One Jackson Place
                    188 East Capitol Street
                    Jackson, Mississippi 39201
                    Attention:   David R. Fowler


subject to the right of either party to designate a different address for itself by notice similarly given. Any notice or demand so given shall be deemed to be delivered or made on the next business day if sent by overnight courier, or the same day as given if sent via facsimile transmission and received by 5:00 p.m. Chicago time, or on the fourth (4th) business day after the same is deposited in the United States Mail as registered or certified mail, addressed as above provided, with postage thereon fully prepaid. Any such notice, demand or document not given, delivered or made by registered or certified mail or by overnight courier or by facsimile transmission as aforesaid shall be deemed to be given, delivered or made upon receipt of the same by the party to whom the same is to be given, delivered or made. Copies of all notices shall be served upon the Escrow Agent. All time periods for responses by either party set forth in this Agreement shall commence upon the receipt of notice as set forth hereinabove.

21. EXECUTION OF AGREEMENT AND ESCROW AGREEMENT. Purchaser will execute two (2) copies of this Agreement and three (3) copies of the Escrow Agreement and forward them to Seller for execution. Seller will forward one (1) copy of the executed Agreement to Purchaser and will forward to the escrow agent three (3) copies of the Escrow Agreement signed by the parties with a direction to execute two (2) copies of the Escrow Agreement and deliver a fully executed copy to each of the Purchaser and the Seller.

22.  MISCELLANEOUS

           (a) Time is of the essence of each provision of this Agreement.

           (b)   This  Agreement and all provisions hereof  shall
     extend to and be obligatory upon and inure to the benefit of
     the   respective  heirs,  legatees,  legal  representatives,
     successors and assigns of the parties hereto.

           (c) The section and paragraph headings of this Agreement are for convenience only and in no way define, limit or enlarge the scope or meaning of the language hereof. The terms "hereby," "herein," "hereof," "hereto," "hereunder" and any similar terms used in this Agreement refer to this Agreement. The term "including" shall not be construed in a limiting nature, but shall be construed to mean "including, without limitation." Words importing persons shall include firms, associations, partnerships, trusts, corporations and other legal entities, including public bodies, as well as natural persons. Words importing the singular shall include the plural and vice versa. Words of the masculine gender shall be deemed to include correlative words of the feminine and neuter genders.

           (d) This Agreement contains the entire agreement between the parties relating to the transactions contemplated hereby, and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged herein. No representations, warranties, undertakings or promises (whether oral or written, express or implied), can be made or have been made by Seller or its agents, representatives or brokers to Purchaser or any other person unless expressly stated herein. No modification or amendment of this Agreement or any waiver of any provision hereof shall be effective unless the same is in writing signed by the party against whom enforcement of such modification, amendment or waiver is sought.

           (e) This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee. If any of the provisions of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be deemed invalid or unenforceable, the remainder of this Agreement and the application of such provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable shall not be affected thereby, and every provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

           (f) This Agreement and any document or instrument executed pursuant hereto may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

           (g) The submission by Seller of this Agreement to Purchaser for examination does not constitute an offer by Seller to sell, or a reservation of or option to purchase the Property. This Agreement shall not become a contract until executed and delivered by Purchaser and Seller in the manner set forth herein.

           (h) Purchaser shall not record this Agreement or any memorandum hereof, and any such recording shall be a default hereunder.

           (i) Prior to Closing, Purchaser and Seller shall jointly prepare and issue all releases of information relating to the sale of the Property, and any inquiries regarding the transaction contemplated hereby shall be responded to only after consultation with the other party hereto.

           (j) If either party institutes a legal action against the other relating to this Agreement or any default hereunder, the unsuccessful party to such action will reimburse the successful party for the reasonable expenses of prosecuting or defending such action, including without limitation, attorneys fees and disbursements and court costs.

           (k) This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that the Agreement may have been prepared primarily by counsel for one of the parties, it being recognized that both Purchaser and Seller have contributed substantially and materially to the preparation of this Agreement.

           (l) The Purchaser shall not have the right to assign its interest in this Agreement without the prior written consent of the Seller. Any assignment or transfer of, or attempt to assign or transfer, Purchaser's interest in this Agreement shall be an act of default hereunder by Purchaser and subject to the provisions of Paragraph 13 hereof. Notwithstanding the foregoing, Purchaser may assign its interest in this Agreement without the consent of Seller to any entity affiliated with or controlled by Purchaser ("Assignee"), provided that Purchaser remains liable for and the Assignee assumes the obligations of Purchaser hereunder. If the Assignee petitions or applies for relief under any bankruptcy laws or is adjudicated as a bankrupt or insolvent, or if Assignee files any petition, application for relief or answer-seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law, code or regulation relating to bankruptcy, insolvency, or other relief for debtors (collectively, a "Bankruptcy Filing") on or before the Closing Date, said Bankruptcy Filing shall be a default under this Agreement and Purchaser shall indemnify Seller for all costs, attorney's fees and expenses of Seller resulting from Seller's efforts to obtain the Earnest Money as liquidated damage and to clear title to the Property with respect to any encumbrance resulting from the Bankruptcy Filing.

           (m) Notwithstanding anything contained herein to the contrary, Seller acknowledges and agrees that no limited partner of Purchaser, nor any trustee, director, holder of any beneficial interests, shareholder, officer or employee of Purchaser or any affiliate of Purchaser shall have any personal liability, directly or indirectly, under this Agreement, or under any certificate, representation, warranty or other instrument delivered in connection herewith, and Seller shall have recourse hereunder only against Purchaser's assets. Each document to be executed by Purchaser at Closing shall contain a similar exculpation.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                              PURCHASER:

                              PARKWAY PROPERTIES, INC.



                              By:
                              Name:
                              Its:


                              SELLER:

                              TENNESSEE FORUM, INC.



                              By:
                              Name:
                              Its:


Insignia Mortgage & Investment Company ("Broker") executes this Agreement in its capacity as a real estate broker and acknowledges that the fee or commission ("Fee") due to it as a result of the transaction described in this Agreement is the amount as set forth in the listing agreement between Broker and Seller. Broker also acknowledges that payment of the aforesaid Fee is conditioned upon the Closing and the receipt of the Purchase Price by the Seller. Broker agrees to deliver a receipt to the Seller at the Closing for the Fee and a release stating that no other fees or commissions are due to Broker from Seller or Purchaser.

                                   INSIGNIA MORTGAGE & INVESTMENT
                                   COMPANY



                                   By:


                        LIST OF EXHIBITS




A.   Legal Description

B.   Personal Property

C.   Leases/Rent Roll

D.   Service and Maintenance Contracts

E.   Escrow Agreement

F.   Copy of Title Commitment

G.   Limited Warranty Deed

H.   Special Warranty Bill of Sale

I.   Assignment and Assumption of Intangible Property

J.   Assignment and Assumption of Leases and Security Deposits

K.   FIRPTA

L.   Tenant Notice Letter

M.   Tenant Estoppel Certificate

N.   Intentionally Deleted

O.   Manager's Certificate

P.   Disclosures

Q.   Leasing Commission Agreements




                   PURCHASE AND SALE AGREEMENT

                              among


               CHARLOTTE PARK LIMITED PARTNERSHIP,
                CEP INVESTORS LIMITED PARTNERSHIP

                               and

                     PARKWAY CAROLINA, INC.


                        NOVEMBER 4, 1996

                   PURCHASE AND SALE AGREEMENT


     This Purchase and Sale Agreement ("Agreement") is made and entered into on or as of the Effective Date (as defined in Section 11.18), by and among CHARLOTTE PARK LIMITED PARTNERSHIP, a North Carolina limited partnership ("Charlotte Park"), CEP INVESTORS LIMITED PARTNERSHIP, a North Carolina limited partnership ("CEP") (Charlotte Park and CEP shall be sometimes collectively referred to herein as "Seller") and PARKWAY CAROLINA, INC., a North Carolina corporation ("Purchaser").

     WHEREAS, CEP is the owner of three separate parcels of land and a "private road" located at 4501 Charlotte Park Drive, 4651 Charlotte Park Drive and Lot 3 of Charlotte Park Executive Center ("Lot 3"), Mecklenburg County, North Carolina (collectively, the "CEP Property"), and Charlotte Park is the owner of one parcel of land located at 4601 Charlotte Park Drive, Mecklenburg County, North Carolina described on Exhibit 1.2(a) attached hereto (the "Charlotte Park Property"; the CEP Property and the Charlotte Park Property may be collectively referred to as the "Land"); and

     WHEREAS, there are certain real property improvements in, on or under the Land consisting principally, but not exclusively, of office buildings known as the "4501 Building," the "4601
Building," and the "4651 Building (collectively, the
"Improvements"); and

     WHEREAS, Seller owns certain items of tangible and intangible personal property listed on Exhibit 1.3 attached hereto (collectively "Personal Property"); and

     WHEREAS, Seller desires to sell, transfer, assign and convey to Purchaser, and Purchaser desires to purchase and acquire from Seller all of Seller's right, title and interest in and to the Land and Improvements, including the Buildings, and the Personal Property pursuant to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises, and the mutual covenants, agreements, representations and warranties contained in this Agreement, and intending to be legally obligated, Purchaser and Seller agree as follows:

                            ARTICLE 1

                        PURCHASE AND SALE

     1.1 Purchase and Sale. Subject to the provisions of, and on the basis of the covenants, agreements, representations and warranties contained in this Agreement, Seller agrees to sell, transfer, assign and convey all of its right, title and interest in and to the Real Property and the Personal Property (collectively "Assets") to Purchaser, and Purchaser agrees to purchase and acquire the Assets from Seller (this "Transaction").

     1.2  Real Property Identified.  As used herein, the Real
Property shall mean:

          (a)  Description of Land.  The real estate described in
     Exhibit 1.2(a) attached hereto.

          (b) Description of Improvements. The Improvements, including the 4501 Building, the 4601 Building, and the 4651 Building, all building materials, fixtures, heating, ventilation and air conditioning systems, canopies, sidewalks, walkways, planters and landscape materials, and all other real property improvements owned by Seller and located in, on or under the Land or related to, used or available for use in the ownership, conduct, operation or maintenance of the Real Property.

          (c) Rights and Appurtenances. All and singular, the rights and appurtenances pertaining to the Real Property, including, but not limited to, any right, title and interest of Seller in and to adjacent streets, roads, alleys, easements and rights-of-way. Provided, however, the Real Property specifically does not include any rights or appurtenances relating to the adjacent property owned by Seller or its affiliates. In the event any such rights and appurtenances benefit both the Real Property and the adjacent property, Seller shall convey such an interest therein to the extent applicable to the Real Property to Purchaser so that the Real Property will continue to have the benefit of any such joint rights and benefits after Closing.

     1.3  Personal Property Identified.

          (a) Description of Tangible Personal Property. The tangible Personal Property consists of all material tangible personal property located on or attached to the Real Property and owned by Seller and used or available for use by Seller in the ownership, operation and/or management of the Real Property and in the repair, operation and maintenance of the Assets, including, without limitation, all of Seller's right, title and interest in all equipment, tools, machinery, furniture, furnishings, office and other supplies, inventories, spare parts and other tangible personal property located on or attached to the Real Property. The tangible Personal Property specifically includes all tangible personal property located in any management office at the real property owned or leased by Seller. The tangible Personal Property is generally described on Exhibit 1.3 attached hereto.

          (b) Description of Intangible Personal Property. The intangible Personal Property consists of all material intangible personal property owned by Seller and used by Seller in connection with the operation and/or management of the Real Property and in the repair, operation and maintenance of the Assets and includes, without limitation,
     (i) all assignable guarantees and warranties (including those pertaining to construction of the Improvements, if any); (ii) all assignable licenses and other permits relating to the Assets or the operation thereof; (iii) all assignable contracts, agreements and contract rights; (iv) rights, if any, to use the name Charlotte Park Executive Center on a non-exclusive basis with Seller for itself and its successors and assigns reserving the right to use the name in connection with the use and development of Seller's adjoining property; and (v) all leases, tenancies and rental agreements or arrangements (collectively "Leases") with tenants, and security, damage and other deposits and payments which have been collected by Seller with respect to the Leases and not retained by Seller in accordance with the terms of the Leases (collectively "Deposits").



                            ARTICLE 2

                         PURCHASE PRICE

     2.1 Escrow Deposit. Purchaser shall within two (2) business days following the Effective Date deliver to First American Title Insurance Company ("Title Company") the sum of ONE HUNDRED AND FIFTY THOUSAND AND NO/100 DOLLARS ($150,000.00) ("Escrow Deposit") in lawful funds of the United States of America. If Purchaser elects in writing not to proceed with this transaction prior to the conclusion of the Inspection Period or elects to terminate this Agreement pursuant to the express provisions hereof, then Title Company shall refund to Purchaser the Escrow Deposit and all interest accrued thereon. If Purchaser shall fail to terminate this transaction at the conclusion of the Inspection Period, the Escrow Deposit and all interest thereon, shall become non-refundable to Purchaser (except as otherwise provided herein) but shall be credited toward the Purchase Price upon Closing. Title Company is hereby instructed to invest the Escrow Deposit in an FDIC insured high yield interest bearing account in the name of Purchaser. Purchaser's taxpayer identification number is 62-1655337. Purchaser and Seller hereby acknowledge and agree that all accrued interest on the deposit shall be credited to Purchaser, provided, however, in the event that this transaction does not close due to an event of default by Purchaser and through no event of default of Seller unless Seller's performance is excused due to a prior default of Purchaser, the Escrow Deposit and all accrued interest thereon shall be delivered to Seller as hereinafter set forth.

     2.2 Purchase Price. Seller agrees to sell, and Purchaser agrees to purchase, the Assets for a total purchase price equal to FOURTEEN MILLION EIGHT HUNDRED THOUSAND NO/100 DOLLARS ($14,800,000.00) ("Purchase Price"), plus or minus prorations and other adjustments provided by this Agreement, upon and in accordance with the terms and conditions of this Agreement ("Transaction"). The Purchase Price shall be allocated as follows: (a) $5,923,885 to the 4501 Building; (b) $3,914,388 to
the 4601 Building; (c) $4,415,727 to the 4651 Building; and (d)
$250,000 to Lot 3.

     2.3 Balance of Purchase Price. The Purchase Price (of which the Escrow Deposit may be a part), plus or minus prorations, shall be paid in immediately available funds to Seller on the Closing Date.

     2.4 Independent Consideration. Seller has received a check from Purchaser in the amount of One Hundred and No/100 Dollars ($100.00), (the "Independent Contract Consideration"), which amount Seller and Purchaser acknowledge and agree has been bargained for and agreed to for Seller's execution and delivery of this Agreement. At Closing (defined below) the Independent Contract Consideration shall be applied to the Purchase Price.
In the event this Agreement is terminated for any reason, Seller shall be entitled to retain the Independent Contract Consideration.

                            ARTICLE 3

                         ESCROW; CLOSING

     3.1 Escrow Agent. Title Company is authorized and instructed to act as escrow agent pursuant to the terms of this Agreement. By execution of the acknowledgment attached hereto, Title Company acknowledges receipt of the Escrow Deposit. Purchaser and Seller shall execute any additional escrow instructions reasonably required by Title Company to complete the transactions provided for herein provided that such instructions are not inconsistent with the terms of this Agreement.

     3.2 Closing. Closing shall be on such date and at such place as Seller shall designate by at least twenty-five (25) days prior notice to Purchaser or as Seller and Purchaser may otherwise mutually determine (hereafter referred to as "Closing Date" or "Closing") provided, however, in no event shall the Closing Date be less than fifteen (15) calendar days after the end of the Inspection Period, nor later than ninety (90) days after the end of the Inspection Period, unless such date is extended by the mutual agreement of Seller and Purchaser.

     3.3  Closing Costs.

          (a) Seller's Payments. Seller shall pay the cost and expenses, if any, of (i) the survey; (ii) the title search and title insurance commitment; (iii) the fees for recording the deed conveying the Real Property; (iv) any other transfer tax, documentary stamp tax or similar tax which becomes payable by reason of the transfer of the Assets; (v) one-half of any escrow fees charged by Title Company; and
     (vi) recording of the Declaration of Covenants, Conditions and Restrictions referenced in Section (j).

          (b) Purchaser's Payments. Purchaser shall pay (i) the premium of the owner's and/or mortgagee extended coverage title policy and the cost of any endorsements as Purchaser may obtain; and (ii) one-half of any escrow fees charged by Title Company.

          (c) Other Costs. Each party will pay all its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation (i) all costs and expenses stated herein to be borne by a party, and (ii) all of their respective consulting, accounting, legal and appraisal fees.

     3.4 Prorations. The following prorations shall be made effective as of the Closing Date and, to the extent possible, shall be made tentatively at Closing:

          (a) Proration Date. All prorations shall be made as of 12:01 a.m., according to the time zone in which the Assets are located, on the Closing Date, as if Purchaser were vested with title to the Assets during the entire Closing Date.

          (b) Rents. All rents under the Leases for the month in which Closing occurs which are actually received by Seller shall be prorated as of the Closing Date. All advance payments of rents, other than for the month in which Closing occurs, and all Deposits shall be paid by Seller to the Purchaser at Closing. Delinquent rents and additional rents owed for the month during which Closing occurs (for the pro rata period of Seller's ownership of such Property) or prior to the month during which the Closing takes place shall remain the property of Seller, and Purchaser shall use reasonable efforts (not to include commencing any eviction action or other litigation to collect such delinquency) to collect such delinquent rents and additional rents for the benefit of Seller and shall cooperate with Seller in the collection of any such delinquent rents and additional rents. Seller shall retain the right to pursue all remedies (excluding eviction of tenants) against tenants from whom Purchaser is unable to collect such delinquent rents and additional rents despite diligent efforts. All rent received by Purchaser after the Closing Date shall be applied first to current rentals and then to delinquent rentals, if any, in the inverse order of maturity.

          (c) Taxes. Ad Valorem and personal property taxes and assessments against the Assets for the year of Closing shall be prorated between Seller and Purchaser as of the Closing Date. If actual taxes are unknown, they shall be prorated based upon the best available information from the local taxing authority. To the extent that the actual taxes for the current year differ from the amounts so apportioned at Closing, Seller and Purchaser shall make all necessary adjustments by appropriate payments between themselves following Closing.

          (d) Utilities. Charges for utilities serving the Assets shall be determined as of the day preceding the Closing Date, and Seller shall pay the amount of the utility charges to such date to the utility companies involved or to Purchaser in the event Purchaser is responsible for the payment of such utility charges. All utility deposits of Seller shall belong to Seller.

          (e) Contract Charges. Charges with respect to Contracts transferred and assigned to Purchaser shall be prorated as of the Closing Date. Payments for obligations under leases of tangible Personal Property transferred and assigned to Purchaser will be prorated as of the Closing Date. To the extent not reflected in the closing statements evidencing the transaction contemplated by this Agreement, Purchaser and Seller agree to adjust between themselves outside of Closing any amounts which are the responsibility of the other party pursuant to this subsection.

          (f) Operating Expenses. Except as otherwise provided herein, any and all expenses and payables relating to the operation, management or ownership of the Assets arising or accruing prior to the Closing Date in the ordinary course of business are the responsibility of the Seller and will be paid by Seller promptly upon receipt of billing therefor.

          (g) Leasing Commissions. Seller shall be responsible for paying the costs associated with any lease executed by Seller prior to the expiration of the Inspection Period unless Purchaser approves such lease in writing, in which event upon Closing, Purchaser shall be responsible for such costs and Seller shall receive a credit at Closing for any such costs previously paid by Seller. Unless Purchaser does not acquire the Property, Purchaser shall be responsible for paying the costs associated with all leases executed after the end of the Inspection Period which have been approved by Purchaser and Seller shall receive a credit at Closing for any such costs previously paid by Seller. If, for any reason, Purchaser does not purchase the Assets, Purchaser shall not be responsible or liable to any entity with respect to any such costs or leasing commissions.

     All prorations, credits and other apportionments shall be allocated separately between the CEP Property and the Charlotte Park Property. The agreements with respect to prorations in this Section shall survive Closing. Final settlement of all prorated items, except real estate taxes if not possible and delinquent rentals if collected, shall occur on or before 90 days after the Closing Date, or on the next business day if the 90th day is a Saturday, Sunday or legal holiday. Contractual and tort liabilities accruing, or relating to events that occurred, prior to the Closing Date shall be the responsibility of Seller.

                            ARTICLE 4

                          TITLE MATTERS

     4.1 Title Report/Commitment for Title Insurance. Seller hereby instructs Title Company to prepare and deliver to Purchaser, Seller and the surveyor described below, at Seller's expense, as soon as possible after the Effective Date a title commitment issued by First American Title Insurance Company (the "Title Commitment") covering the Real Property, showing all matters affecting title to the Real Property and binding Title Company to issue to Purchaser at Closing an owner's policy of title insurance on an ALTA (1970 form) Extended Form of policy in the full amount of the Purchase Price pursuant to Section 4.4 hereof. Seller and Purchaser further instruct Title Company to deliver to such parties copies of all instruments referenced in Schedule B, Section II of the Title Commitment.

     4.2 Survey. As soon as possible after the Effective Date, Seller shall, at its expense, order a survey or an update to a survey to be delivered to Purchaser and Title Company. Such survey shall be a currently dated ALTA/ASCM land title survey of the Land and of the Improvements situated thereon (the "Survey"), prepared by a surveyor licensed by the State of North Carolina and certified to Purchaser and Title Company by such surveyors in conformity to the Certificate attached hereto as Exhibit 4.2(a). In addition to the requirements set forth in attached
Exhibit 4.2(b), the Survey shall reflect the total area of the Real Property, the location of all improvements, recorded easements and encroachments, if any, located thereon and all building and set back lines and other matters of record with respect thereto. Said Survey shall also certify that the Land is not in an area identified by FEMA as having special flood or mudslide hazards which require flood insurance under the Flood Insurance Act of 1968. Seller shall provide at Closing a certificate to Purchaser and Title Company if requested, that there have been no improvements made to the Real Property since the date of the Survey which would materially alter the depictions on the Survey.

     4.3 Title Defects. Within ten (10) business days after receipt of the later of the Title Commitments and the Survey but in no event later than five (5) days prior to the expiration of the Inspection Period, Purchaser shall notify Seller of any title matters to which Purchaser objects (the "Title Defects") ("Purchaser's Notice"). Any matter disclosed in a Title Commitment or Survey and not objected to by Purchaser or subsequently waived by Purchaser shall be deemed a permitted exception ("Permitted Exception"). Seller shall notify Purchaser of Seller's decision not to cure any Title Defect within five (5) days after receipt of Purchaser's Notice. Seller's failure to respond shall be deemed a decision by Seller
not to cure any Title Defect.   Within ten days of Seller's
election not to cure certain Title Defects, Purchaser may elect to waive such Title Defects or terminate this Agreement in which event Purchaser shall receive a return of the Escrow Deposit and all interest accrued thereon. Purchaser's failure to respond shall be deemed a decision by Purchaser to waive the Title Defects to which Seller decides not to cure. If the Title Defects, that Seller elected to cure, are not cured by Seller or waived by Purchaser on or before the Closing Date then Purchaser may (i) elect to waive the uncured Title Defects, or (ii) terminate this Agreement in which event Purchaser shall receive a return of the Escrow Deposit and all interest accrued thereon.

     4.4 Title Insurance. At Closing, Seller and Purchaser shall instruct Title Company to issue a final update to the Title Commitment in which the "GAP" exception has been deleted, binding Title Company to issue to Purchaser an owner policy of title insurance (the "Title Policy") covering the Real Property in the full amount of the Purchase Price. The Title Policy shall be an ALTA Form 1970-B owner's policy of Extended Coverage title insurance containing such endorsements as may be reasonably requested by Purchaser and agreed to by Title Company subject only to: (a) current non-delinquent real estate taxes and assessments; (b) matters set forth in the Title Commitment and approved or waived by Purchaser; (c) any other matters approved in writing by Purchaser; (d) title exceptions caused by acts or omissions of Purchaser; and (e) matters excepted or excluded from coverage by the printed terms of the title insurance policy standard form (except for survey (if requested by Purchaser) and mechanics and materialmen's lien exceptions which shall be deleted). Purchaser shall use reasonable efforts to reach agreement with Title Company regarding any applicable endorsements during the Inspection Period.

                            ARTICLE 5

                      INFORMATION SCHEDULES

     5.1 Information Schedules. Seller has delivered or caused to be delivered to Purchaser, and Purchaser hereby acknowledges receipt and delivery thereof, copies of all schedules and documents referred to in this Agreement ("Information
Schedules"), including the following schedules and other information described below:

          (a)  Rent Roll.  A complete list and description ("Rent
     Roll Schedule"), and true and complete copies, of all Leases.

          (b) Contracts. An itemized schedule ("Contracts Schedule") of all written and oral service, maintenance, management and other agreements, equipment or appliance leases, non-governmental franchises, contracts and arrangements relating or pertaining to the Assets (collectively "Contracts"). Unless Purchaser makes written request to cancel any Contract contained in the Contracts Schedule prior to the end of the Inspection Period, the Contracts contained in the Contracts Schedule shall be transferred and assigned by Seller to Purchaser at Closing, to the extent assignable.

          (c) Personal Property. A materially true and complete schedule and description ("Personal Property Schedule") of all material tangible Personal Property.

          (d) Permits. A list ("Permits Schedule") of all current franchises, business or other licenses, bonds, permits, certificates, authorizations and other evidences of consent, approval, authorization or permission relating to or affecting the Assets (collectively "Permits") of or from any person, including any governmental authority, held by Seller including any pending applications, but only to the extent that Purchaser may obtain or derive a benefit from such Permits after Closing. In lieu of providing a detailed Permits Schedule, Seller may provide to Purchaser copies of all Permits in its possession or control.

          (e) Warranties. A list and description ("Warranty Schedule") of all material third party bonds, warranties and guaranties, including any warranties relating to equipment, structures, roof, landscaping, parking lot or parking lot surfaces, if any, which are in effect with respect to or which benefit any portion of the Assets.

          (f) Operating Statements. Materially true and complete copies of all operating statements for the Assets for the last two calendar years and for each calendar month of 1996 through the month ending September 30.

          (g) Prior Studies. True and complete copies of any prior third party studies and reports, in the possession of Seller or to Seller's actual knowledge, in the possession of Seller's agents, affiliates or management companies relating in any manner to the environmental, structural, mechanical, or engineering status of any portion of the Assets.

          (h) Plans. Copies of all construction plans, diagrams and schematics of the Real Property and Improvements in Seller's possession or control made available to Purchaser at the Assets' location.

                            ARTICLE 6

                           INSPECTION

     6.1 Inspection Period. During the period beginning upon the Effective Date and ending at 5:00 p.m., local time, on the thirtieth (30th) day after the Effective Date, but in no event later than December 3, 1996 (such period of time hereinafter referred to as the "Inspection Period"), Purchaser and/or its attorneys, consultants or employees ("Authorized Representatives") shall have the right to: (i) make a physical inspection of the Assets subject to the rights of tenants, (ii) examine the financial and operating books and records relating to the Assets maintained by or for the benefit of Seller, (iii) interview tenants of the Property, and (iv) conduct such non-destructive physical engineering, feasibility and other studies and tests on or of the Assets as Purchaser considers to be appropriate. Purchaser and/or Purchaser's Authorized Representatives may also copy any documents referred to or described in the Information Schedules but not required to be provided to Purchaser as part of any such schedule. Notwithstanding the foregoing, Purchaser shall not be permitted to interfere unreasonably with Seller's operations at the Property or interfere with any tenant's operations at the Property, and the scheduling of any inspections, interviews, and/or testing shall take into account the timing and availability of access to tenant's premises, subject to and in accordance with tenants' rights under the Leases or as tenants may otherwise agree. Purchaser shall at all times conduct such due diligence in compliance with applicable laws and the terms of any leases of the Property, and in a manner so as to not cause undue damage, loss, cost or expense to Seller, the Property or the tenants of the Property, and Purchaser shall promptly restore the Property to its condition immediately preceding such inspections and examinations and shall keep the Property free and clear of any mechanic's liens or materialmen's liens in connection with such inspections and investigations. Seller shall have the right, at its option, to cause a representative of Seller to be present at all such inspections, reviews and examinations. Purchaser shall keep all information or data received or discovered in connection with such due diligence strictly confidential. Purchaser shall indemnify, protect, defend and hold Seller harmless from and against any obligation, liability, claim (including any claim for damage to property or injury to or death of any persons), lien or encumbrance, loss, damage, cost or expense, including attorney's fees, in any way caused by the inspections or examinations of the Property by Purchaser or its agents or contractors. The foregoing indemnification shall survive the Closing or the termination of this Agreement.

     6.2 Right of Termination. Notwithstanding anything in this Agreement to the contrary, Purchaser shall have the right, for any reason in Purchaser's sole and absolute discretion, to terminate this Agreement by written notice to Seller on or before the expiration of the Inspection Period and Title Company shall immediately refund to Purchaser the Escrow Deposit and any interest thereon. In the event the transaction does not close for any reason other than a default by Seller, Purchaser shall deliver to Seller all materials, studies or documents received from third parties or Seller relating to the Assets.

                            ARTICLE 7

                 REPRESENTATIONS AND WARRANTIES

     7.1 Purchaser's Representations and Warranties. Purchaser makes the following representations and warranties, as of the date of execution of this Agreement, which shall survive Closing and conveyance of the Assets to Purchaser:

          (a) Authority. Purchaser is a North Carolina corporation, duly formed, organized, existing and in good standing under the laws of the State of North Carolina; Purchaser has full legal right, power and authority to execute and fully perform its obligations under this Agreement, without the need for any further action under its governing instruments; and the persons executing this Agreement and the other documents required hereunder are the duly designated officers of Purchaser and are authorized to do so.

          (b) Inspection. Purchaser has made, or will make prior to expiration of the Inspection Period, an independent investigation, to the extent Purchaser deems necessary or appropriate, concerning the physical condition, value, development, use, marketability, feasibility and suitability of the Assets, including, without limitation, land use, zoning and other governmental restrictions.

          (c) No Other Seller Representations. Except as expressly set forth herein, Purchaser acknowledges that no representations or warranties, express or implied, have been made by Seller or Seller's representatives.

          (d) "AS IS, WHERE IS". PURCHASER HEREBY EXPRESSLY ACKNOWLEDGES THAT IT HAS INSPECTED AND EXAMINED OR WILL INSPECT AND EXAMINE THE PROPERTY TO THE EXTENT DEEMED NECESSARY BY PURCHASER IN ORDER TO ENABLE PURCHASER TO EVALUATE THE PURCHASE OF THE PROPERTY. PURCHASER REPRESENTS THAT IT IS A KNOWLEDGEABLE PURCHASER OF REAL ESTATE AND OFFICE DEVELOPMENTS AND THAT, EXCEPT AS SET FORTH IN SECTION , IT IS RELYING SOLELY ON ITS OWN EXPERTISE AND THAT OF PURCHASER'S CONSULTANTS, AND THAT PURCHASER HAS CONDUCTED OR WILL CONDUCT SUCH INSPECTIONS AND INVESTIGATIONS OF THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT PURCHASER IS ACQUIRING THE PROPERTY ON AN "AS IS, WHERE IS" BASIS WITHOUT REPRESENTATIONS OR WARRANTIES OTHER THAN THOSE SET FORTH HEREIN AND IN THE DOCUMENTS OF TRANSFER RELATING TO THIS TRANSACTION.

     7.2 Seller's Representations and Warranties. Each of the parties comprising Seller severally makes the following representations and warranties as of the date of execution of this Agreement, which shall survive conveyance of the Assets to
Purchaser:

          (a) Authority. CEP is a North Carolina limited partnership, duly formed, organized, existing and in good standing under the laws of the State of North Carolina. CEP has full legal right, power and authority to execute and fully perform its obligations under this Agreement, without the need for any further action under its governing instruments; and the persons executing this Agreement and the other documents required hereunder are the duly designated officers of CEP and are authorized to do so.

          (b) Authority. Charlotte Park is a North Carolina limited partnership, duly formed, organized, existing and in good standing under the laws of the State of North Carolina. Charlotte Park has full legal right, power and authority to execute and fully perform its obligations under this Agreement, without the need for any further action under its governing instruments; and the persons executing this Agreement and the other documents required hereunder are the duly designated officers of Charlotte Park and are authorized to do so.

          (c) Marketable Title. At the Effective Date and as of Closing, Seller will own the Personal Property free and clear of all liens, claims, encumbrances, and rights of others, except the leased or financed equipment disclosed pursuant to Exhibit 1.3, and will convey same to Purchaser. Seller is not a party to any contract agreement, or commitment to sell, convey, assign, transfer or otherwise dispose of any portion or portions of the Assets.

          (d) Liabilities. Except as created by this Agreement or disclosed in the Information Schedules or the documents referenced therein, there are no contractual obligations or to Seller's actual knowledge, any other liabilities of any type which might, with notice, passage of time or both, have a material adverse effect on the Assets.

          (e) Contracts. Except as may be delivered to Purchaser during the Inspection Period, there are no other management, maintenance, service or other contracts relating to the Assets. If Purchaser requests during the Inspection Period, any such existing contracts will be terminated at Closing, or, in the case of Charlotte Executive Secretarial Services as soon thereafter as permitted.

          (f) No Undisclosed Matters. To Seller's actual knowledge, there are no unsatisfied written requests for material repairs, restorations or improvements from any insurance carrier or governmental authority. Seller has not received any written notice from any insurer of any defects or inadequacies in any part of the Assets which would adversely affect its insurability, or written notice of any claims of any governmental agency to the effect that the construction, operation or use of any of the Assets is in violation of any applicable law, ordinance, rule, regulation or order.

          (g) No Defaults. Seller is not in default in respect of any of its material obligations or liabilities pertaining to the Assets (including, but not limited to, such obligations and liabilities under the Contracts or Leases). To Seller's actual knowledge, no present dispute or fact exists which might with notice, passage of time or both, give rise to a dispute under any Contracts or Leases.

          (h) Litigation. There is no litigation of a material nature pending or to Seller's actual knowledge, threatened against Seller or the Assets which relates to, or if decided adversely, could have a material adverse effect upon, the Assets (including condemnation or similar proceeding).

          (i) Environmental Matters. For the purpose of this Agreement, the term "Hazardous Materials" shall mean (i) each and every substance included within the term "hazardous substance" or "hazardous waste" as defined in any one or more of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C.A. Section 9601 et seq. (as heretofore amended), the Hazardous Materials Transportation Act of 1975, 49 U.S.C.A. Section 1801 et seq. (as heretofore amended), the Resource Conservation and Recovery Act of 1976, 42 U.S.C.A. Section 6901 et seq. (as heretofore amended) and any other federal, state or local environmental laws or regulations now or hereafter enacted; (ii) all substances to which the rules and regulations promulgated by any Federal or state agency pursuant to any one or more of said statutes applies; and
     (iii) any and all petroleum products and petroleum derivatives. Seller represents unto Purchaser that the following matters are true as of the date of execution of this Agreement by Seller, and shall survive Closing and not merge into any documents delivered at Closing:

               (i) Seller has no notice or actual knowledge of any (i) currently existing violations of federal, state, county or municipal environmental laws in respect to the Assets, or (ii) past, pending or threatened administrative or judicial litigation or other legal proceedings including, without limitation, any enforcement proceeding under any federal, state, county or municipal statute, ordinance, rule or regulation concerning Hazardous Materials, relating to the Assets, or of any settlement thereof; and

               (ii) to Seller's actual knowledge, there are no underground storage tanks ("USTs") located on or below the Land.

          (j) Certification of Rent Roll. No person has any title, interest or right to possession of any portion of the Real Property as a lessee, tenant or concessionaire of Seller except as shown on the Rent Roll Schedule or Contracts Schedule. Except as disclosed in writing to Purchaser, the Rent Roll Schedule lists all Leases, amendments and modifications thereof. Seller is not, and to Seller's actual knowledge no tenant is, in default in the performance of or under any such Lease in any material respect except as otherwise disclosed. The Rent Roll Schedule states all Deposits, prepaid rents and other deposits or prepayments for each Lease. No tenant is entitled to any rebate, concession, special allowance or other benefits, except as stated in the Leases. To Seller's actual knowledge, no tenant has any counterclaim, defense or offset to any action for collection of rents or other amounts accruing after the Closing Date under any Lease.
     The rents and other sums due or to become due under each Lease have not been and will not be assigned, encumbered or subjected to any liens by Seller, except to lenders whose liens shall be assigned or released at Closing. Except as disclosed in the Rent Roll Schedule, there has been no waiver of Seller's rights under or modification of any Lease or other documents executed by tenants in connection with the Leases which could have a material adverse affect thereon. Seller has paid in full all leasing or similar commissions or payment obligations, if any, relating to any Lease.

          (k) Operating Statements. To Seller's actual knowledge, the Operating Statements prepared by the management agent are true, accurate and complete in all material respects and present fairly the results of operations for the periods indicated.

          (l)  Use of Property.  To Seller's actual knowledge,
     (i) no governmental, public or private authority intends or desires to appropriate the use of or limit the use of any of the Property pursuant to any condemnation, eminent domain or similar proceeding; (ii) no fact or condition exists which will result in the termination of the Property's current access to and from existing streets and utilities.

          (m) Documentation. To Seller's actual knowledge, all documents which shall be delivered to Purchaser by or on behalf of Seller under this Agreement shall be complete in all material respects, including, without limitation, the Information Schedules.

          (n)  FIRPTA.  Seller is not a "foreign person"
     (asdefined in the Internal Revenue Code and Income Tax
     Regulations). The provisions of the Foreign Investment in Real Property Tax Act of 1980, as amended, are not applicable to the Transaction.

     7.3 Knowledge as a Defense. Seller shall have no liability with respect to a breach of the covenants, representations and warranties of Seller set forth in this Article 7 or elsewhere in this Agreement or any documents delivered pursuant hereto to the extent that Purchaser proceeds with the closing of the transaction contemplated with actual knowledge of such breach or such breach was otherwise disclosed in the Information Schedules.

     7.4 Certain Limitations. Notwithstanding anything to the contrary in this Agreement and without limitation upon the limitations elsewhere in this Agreement but subject to the provisions of Section ; under no circumstances, other than any acts or omissions of Seller constituting wilful misconduct or fraud shall Seller be liable to Purchaser on account of this Agreement, any covenant, representation, warranty, or indemnification obligation herein, any document executed in connection with this Agreement or any transaction or matter contemplated hereby, in an aggregate amount in excess of Eight Hundred Thousand Dollars ($800,000). In the event of a breach of this Agreement by Seller, Purchaser shall not be entitled to recover damages in excess of such amount. Provided, however, no limitation contained herein shall have any effect or limitation on Purchaser's rights or recoveries in the event of acts or omissions based upon Seller's willful misconduct or fraud.

     Prior to any distribution by Seller of any portion of the net proceeds of this Transaction to its partners or otherwise, Seller shall place $800,000 in escrow for a period of twelve (12) months following Closing as security for any potential liabilities or obligations of Seller to Purchaser hereunder. The location and terms of the escrow shall be subject to Purchaser's prior approval, which shall not be unreasonably withheld, conditioned or delayed. The foregoing does not apply to any distributions by Seller in connection with a like-kind exchange as contemplated by Article 10 hereof.

     None of Seller's partner's shall individually have any personal liability of any kind or nature with respect to this Transaction in excess of the net proceeds, if any, that any such partner may receive as a result of this Transaction; provided, however, this exculpation provision shall have no effect or limitation on Purchaser's rights or recoveries in the event of acts or omissions based upon any such partner's willful misconduct or fraud.

     7.5 Knowledge Standard. As used in this Agreement, "the Seller's actual knowledge" or "to Seller's knowledge" or any similar phrase, shall mean the actual knowledge of John B. Detwiler; provided, however, that nothing in this Agreement shall be deemed to create or impose any personal liability of any kind on John B. Detwiler.

     7.6  Covenants of Seller.  Each of the parties comprising
Seller severally covenants and agrees with Purchaser as follows:

          (a)  Access.  Subject to the terms and conditions of
     Section 6.1, during normal business hours prior to Closing, Seller agrees to give to Purchaser and its agents and representatives reasonable access to the Assets and the books and records directly relating to the ownership, management, maintenance and operation of the Assets, and all documents directly pertaining to the Assets that are in the possession of Seller, or any of Seller's agents or representatives. Prior to Closing, Seller will furnish Purchaser with such additional financial and operating data and other information reasonably available to Seller as may be reasonably necessary for Purchaser to thoroughly evaluate the Assets.
          (b) Additional Audits. Purchaser shall have, in addition to any inspection or audit rights contained elsewhere in this Agreement, the right to conduct a full audit of the books and records of Seller relating to the operations and financial results of the Property, in such form and at such time, including up to 270 days after Closing, as Purchaser may reasonably determine is necessary to comply with applicable securities laws requirements, including, without limitation, Regulation 210.3-14 promulgated under the Securities Exchange Act of 1934, as amended. All costs incurred as a result of a Purchaser's undertaking such audit shall be borne exclusively by Purchaser; however, Seller shall make available such books, records and materials as may be reasonably requested by Purchaser or its accountants in order to conduct such audit. All such audit activities shall be conducted at Seller's place of business in a commercially reasonable fashion during normal business hours and upon five (5) days prior notice from Purchaser to Seller.

          (c) No Material Changes. Prior to Closing, Seller shall: (i) not cancel or permit cancellation of any hazard or liability insurance carried with respect to the Assets;
     (ii) remedy all material violations of laws, ordinances, orders or requirements relating to the Assets which are not caused by Purchaser and of which Seller has received actual notice and provide Purchaser with evidence of curing of same (provided that Seller shall not be required to expend more than $10,000, in the aggregate, with respect to such matters); and (iii) operate the Property on a basis consistent with historical operations including, without limitation, undertaking all reasonably required ordinary maintenance and repair of the Property. Prior to Closing, Seller also will not, without the prior written consent of Purchaser, (i) sell, transfer or dispose or become obligated to sell, transfer or dispose of any of the Assets, except for the use and consumption of inventory, office and other supplies and spare parts, and the replacement of worn out, obsolete and defective tools, equipment and appliances, in the ordinary course of the business, (ii) after the expiration of the Inspection Period except as specifically permitted by this Agreement, enter into any transaction, or make any commitment with respect to the Assets other than in the ordinary course of the business, (iii) amend, renew, extend, modify or terminate any Contract, Permit or Lease except as contemplated by this Agreement or except in the ordinary course of business. Subject to Section (i) below regarding Seller's continued leasing obligations, prior to Closing, Seller shall operate and maintain the Assets in substantially the same manner and condition as Seller has operated and maintained the Assets immediately prior to the Effective Date. Seller will perform current or routine maintenance and repairs in the ordinary course of business of or to the Assets as may be required or reasonably appropriate to operate and maintain the Assets other than tenant improvements relating to new leases. Provided, however, that Seller shall not be obligated to make a capital expenditure in excess of $15,000 and in the event Seller elects not to make an expenditure greater than said amount, then Purchaser may terminate this Agreement and receive a return of the Escrow Deposit and all interest thereon. After expiration of the Inspection Period, Seller shall be required to gain Purchaser's written approval of any new or modified contract or agreement which will affect the operation of the Property.

          (d) Consents. Seller and Purchaser shall each promptly file or submit and diligently prosecute any and all applications or notices with federal, state and/or local authorities and all other requests with any private persons or entities for consents, approvals, authorizations and permissions which are reasonably considered necessary or appropriate the other party for the consummation of the Transaction or to prevent the termination of any Lease, Contract or Permit, or any loss or disadvantage to the Assets.

          (e) Payments. Seller will cause to be paid when due or shall be responsible for all taxes, license fees, trade accounts and costs and expenses of operation and maintenance of the Assets incurred through the Closing Date, except amounts subject to proration under Section .

          (f) Cooperation. Seller will reasonably assist and cooperate with any environmental evaluation, study or audit of the Real Property or the Personal Property prepared by, for or at the request of Purchaser.

          (g) Notification of Subsequent Events. Prior to Closing, Seller shall notify Purchaser of any written notice received by Seller of any material adverse change in or to the Assets including, without limitation, any notice relating to any insurance contract or policy now held or owned by Seller to cancel or materially increase any premiums relating thereto.

          (h) Estoppel Certificates. Ten days before the scheduled Closing Date, Seller shall have delivered currently dated (no earlier than twenty-five (25) days prior to the scheduled Closing Date) estoppel certificates in material conformance with the form attached hereto as
     Exhibit 7.6(1) (except that the failure of tenant(s) to agree to the provisions following "from and after the date that Parkway acquires title to the Property" shall not constitute material non-conformance) from each Tenant referenced on the Rent Roll or a Seller's estoppel certificate in the form attached hereto as Exhibit 7.6(2) for each tenant not providing an estoppel certificate. Seller and Purchaser acknowledge that the tenant Computerland does not occupy its space and the occupancy provision shall be excluded from the form estoppel certificate for this tenant. Seller and Purchaser shall use reasonable efforts to obtain a Subordination Non-Disturbance Agreement ("SD&A") in the form attached hereto as Exhibit 7.6(3) from each Tenant occupying 10% or more of the net rentable area of the applicable Building. Seller and Purchaser shall use reasonable efforts to negotiate the final form of any SD&A with the applicable tenant and lender during the Inspection Period. In the event Seller and Purchaser mutually agree to obtain tenant estoppel certificates during the Inspection Period, Seller and Purchaser shall use reasonable efforts to obtain prior to Closing currently dated certificates from each tenant stating that no change has occurred since the date of the applicable tenant estoppel certificate for such tenant in the form attached hereto as Exhibit (4).

          (i) Leasing. Seller (and/or Seller's agents), in consultation with Purchaser, shall continue in good faith to advance all leasing activities for the Assets including, without limitation, new leases, renewals, extensions, expansions or other modifications. Notwithstanding any provision herein to the contrary, Seller shall have no obligation to enter into any new, renewal or modification of any lease that Purchaser has failed to approve. Seller shall use reasonable efforts to provide to Purchaser a representation letter regarding operations and leasing from Seller's current property manager in the form attached hereto as Exhibit (5).

          (j) CC&R's. During the Inspection Period, Purchaser and Seller shall use reasonable efforts to negotiate and finalize for recording in Mecklenburg County, North Carolina, the Declaration of Covenants, Conditions and Restrictions, (and corresponding Architectural and Site Development Guidelines) to be attached as Exhibit (6) hereto (the "CC&R's"). The CC&R's shall apply to both the Land, Improvements and the adjacent property owned by Seller.

     7.7 Conditions to Purchaser's Obligations. The obligations of Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction of each of the following conditions as of the Closing Date, except to the extent any such condition is waived in whole or in part by Purchaser in writing at or prior to Closing:

          (a) Satisfaction. The representations and warranties of Seller contained in this Agreement shall have been true on the date of this Agreement and on Closing. Seller shall have performed all obligations and complied with all covenants required by this Agreement. Seller shall have delivered to Purchaser a certificate, in a form reasonably acceptable to Purchaser, dated as of the Closing Date and signed by Seller to its knowledge, concerning this Section 7.7(a).

          (b)  Title Defects.  All Title Defects, except
     Permitted Exceptions, shall have been cured by Seller or waived in writing by Purchaser.

          (c) No Injunction. On the Closing Date, there shall be no third party injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions contemplated herein not be consummated as herein provided which relates to the acts or omissions of Seller.

          (d) CC&R's. Purchaser and Seller will have recorded in Mecklenburg County, North Carolina, the CC&R's.

          (e) Certificates. Purchaser shall have received the estoppel certificates (and no change certificates, if applicable) and the SD&A's referenced in Section 7.6(h) above, from or for each tenant referenced on the Rent Roll. Purchaser shall have received the property manager's representation letter referenced in Section (i) above.

          (f) No Adverse Change. No material and adverse change shall have occurred without Purchaser's written consent, in the state of title matters described in the Title Commitment and the Survey.

     7.8  Conditions to Seller's Obligations.  The obligations of
Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction of each of the following conditions as of the Closing Date, except to the extent any such condition is waived in whole or in part by Seller in writing at or prior to Closing:

          (a) Satisfaction. The representations and warranties of Purchaser contained in this Agreement shall have been true on the date of this Agreement and on Closing. Purchaser shall have performed all obligations and complied with all covenants required by this Agreement. Purchaser shall have delivered to Seller a certificate, in a form reasonably acceptable to Seller, dated as of the Closing Date and signed by Purchaser to its knowledge, concerning this Section 7.8(a).

          (b) No Injunction. On the Closing Date, there shall be no third party injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions contemplated herein not be consummated as herein provided which relates to acts or omissions of Purchaser.

          (c) CC&R's. Purchaser and Seller will have recorded in Mecklenburg County, North Carolina, the CC&R's.

     7.9 Closing Documents. At Closing, Seller shall deliver to Purchaser the following documents, all properly executed by Seller and delivered to Purchaser and/or executed by Purchaser and delivered to Seller shall be in a form reasonably acceptable to Purchaser and Seller and include, but are not limited to:

          (a) Special Warranty Deed. A Special Warranty Deed in form attached hereto.

          (b) Bill of Sale. A Bill of Sale and Assignment in form attached hereto.

          (c) Assignment. An Assignment of Leases, Contracts and Intangibles in form attached hereto. Such Assignment of Leases, Contracts and Intangibles shall be joined in by Purchaser for the purpose of assuming all obligations under any assigned item arising from and after the Closing Date.

          (d) Documents. Executed original copies, or copies certified as correct by Seller, if originals are not available, of (i) all Leases in force on the Closing Date covering portions of the Real Property and all other documents referred to in the Rent Roll Schedule, (ii) all Contracts and Permits of which Seller is aware transferred and assigned to Purchaser, (iii) all "as built" plans, specifications, surveys or other documents relating or pertaining to the Assets in the possession of Seller (collectively "Plans"), including, but not limited to, all records relating to repair, renovation and maintenance of the Improvements; (iv) all notices to tenants relating to this Transaction and the receipt of security deposits as necessary or appropriate under applicable law; and (v) all other documents referred to in the schedules.

          (e)  Rent Roll.  A current and updated Rent Roll
     Schedule.

          (f) FIRPTA. Affidavit from Seller that Seller is not a foreign person as defined in the Foreign Investment in Real Property Tax Act of 1980, as amended, in the form attached hereto.

          (g) Keys. All keys and master keys in Seller's possession or control to all locks located on the Real
     Property properly tagged for identification as well as cards keys and cards for the security systems, if any.

          (h) Telephone and Mail. Such documents as may be reasonably requested by Purchaser and required by (i) the local telephone company to assign to Purchaser all of Seller's rights and interest in each telephone number or phone line used by Seller exclusively for the operation of the Assets, and (ii) the U.S. Postal Service to assign to Purchaser all of Seller's rights and interest in each post office box and drawer exclusively for the operation of the Assets.

          (i) Miscellaneous. Such other documents as may be required under other provisions of this Agreement or as may reasonably be required by Purchaser to consummate the Transaction, so long as such document does not increase either party's liability or obligations hereunder, including, but not limited to, (i) a Closing Statement and
     (ii) a Quitclaim Deed with the legal description contained in Exhibit 1.2(a) and/or the Survey, if the legal description of the Land contained in the Survey differs from the legal description contained in Exhibit 1.2(a).

                            ARTICLE 8

                      DEFAULTS AND REMEDIES

     8.1 Damages Against Purchaser. If Purchaser defaults under any provision of this Agreement and Closing does not occur, then Seller shall be released from all obligations in law or equity to convey the Property to Purchaser. Purchaser and Seller agree that as Seller's sole remedy for a default hereunder, by written notice to Purchaser and Title Company, Seller shall be entitled to terminate this Agreement and be entitled to receive the Escrow Deposit plus accrued interest thereon as liquidated damages. Purchaser and Seller acknowledge and agree that actual damages will be extremely difficult and impractical to ascertain. Therefore, the sum represented by the Escrow Deposit plus any accrued interest thereon shall be deemed to constitute a reasonable estimate and agreed stipulation of Seller's damages and shall constitute Seller's sole and exclusive remedy in the event this transaction fails to close as a result of Purchaser's default. Notwithstanding the foregoing, Purchaser's liability under the last sentence of Section 6.1 hereof and the last sentence of Section 10.1 hereof shall remain in full force and effect.

     Initialed by:

     ________________                   ________________
     Seller                             Purchaser

     8.2 Damages against Seller. In the event that Seller fails to perform all of Seller's obligations under this Agreement and Purchaser performs all of its obligations or tenders performance, including the obligation to consummate the Transaction, then Purchaser may make written demand to Seller for performance of this Agreement. If Seller fails to comply with Purchaser's written demand within 30 days after receipt of such written demand for performance, Purchaser shall have the exclusive right to (i) waive such default, (ii) seek specific performance of Seller's obligations under this Agreement, or (iii) terminate this Agreement and promptly receive a full refund of the Escrow Deposit and all interest thereon and payment by Seller of an amount not to exceed $25,000 in order to reimburse Purchaser's reasonable out of pocket expenses associated with this transaction, but without further liability on Purchaser's part. Seller agrees that the Assets are unique and that damages for failure by Seller to consummate the Transaction will be impracticable and extremely difficult to determine. Therefore, in the event that Seller fails or refuses to consummate the Transaction and Purchaser seeks specific performance, Seller specifically agrees that the remedies of specific performance are appropriate remedies for Purchaser, and Seller waives and agrees not to assert any claim or defense that specific performance is not an appropriate remedy for Purchaser. The parties acknowledge and agree that the provisions of this Section shall be Purchaser's sole remedy for breaches by Seller discovered or known to Purchaser prior to Closing and that the provisions of Section apply to breaches by Seller discovered post-Closing even if such relates to acts or omissions which actually occurred prior to Closing.

     Initialed by:

     ________________                   ________________
     Seller                             Purchaser


                            ARTICLE 9

                          RISK OF LOSS

     9.1 Risk of Loss. Prior to Closing, Seller shall have full risk of loss or damage with respect to the Assets. Upon Closing, full risk of loss or damage with respect to the Assets shall pass to Purchaser. For purposes of this Article 9, "loss or damage" shall mean the following: (i) any loss, damage, destruction or injury by fire, storm, accident, flood or other casualty or hazard to the Assets; and (ii) any condemnation, eminent domain or other similar proceeding.

     9.2 Minor Damage. In the event of loss or damage to the Real Property or any portion thereof (the "premises in question") which is not "major" as hereinafter defined), this Agreement shall remain in full and effect provided Seller performs any necessary repairs or, at Seller's option, reduces the cash portion of the Purchase Price in an amount equal to the cost of such repairs, Seller thereby retaining all of the Seller's right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question. In the event Seller elects to perform repairs upon the Real Property, Seller shall use reasonable efforts to complete such repairs promptly and if necessary, the date of Closing shall be extended a reasonable time in order to allow for the completion of such repairs; provided, however, Closing may not be extended for a period of more than thirty (30) days without the prior consent of Purchaser.

     9.3 Major Damage. In the event of a "major" loss or damage, Purchaser may either (i) terminate this Agreement and immediately receive a refund of the Escrow Deposit and all interest thereon, or (ii) it may proceed with this transaction and receive Seller's insurance proceeds, if any, for such damage, plus payment from Seller of the amount of the applicable insurance deductible relating thereto. In such event, Seller shall execute all documents reasonably requested by Purchaser to assign Seller's rights and interest to such insurance proceeds.

     9.4 Definition of Major Loss or Damage. For purposes of Sections and , "major" loss or damage refers to the following:
(i) loss or damage to the Assets or any portion thereof such that the cost of repairing or restoring the premises in question to a condition substantially identical to that of the premises in question prior to the event of damage or loss would be, in the certified opinion of a mutually acceptable architect, equal to or greater than Fifty Thousand Dollars ($50,000), and (ii) any loss or damage due to a condemnation which permanently or materially impairs the current use of the Assets.


                           ARTICLE  10

                       LIKE-KIND EXCHANGE

     10.1 Exchange Right. Seller wishes to effect an exchange of the Property for other, like kind property (the "Exchange"), and Purchaser is willing to contract to acquire such like kind property and to exchange such property with Seller as consideration for Seller's conveyance of the Property to Purchaser, subject to and upon the terms and conditions set forth below. Seller shall have the right, exercisable by delivering notice to Purchaser before the Closing, to (a) designate a property or properties that Seller wishes to have Purchaser (acting on its own behalf and not as Seller's agent) agree to acquire for exchange with Seller for the Property (such property or properties, the "Exchange Property") and(b) direct Purchaser to execute and deliver the contract covering the Exchange Property (the "Exchange Property Acquisition Agreement"), if any. Purchaser shall have no obligation to locate any Exchange Property or to find or negotiate with any seller of any potential Exchange Property, nor shall Purchaser be under any obligation to enter into any Exchange Property Acquisition Agreement unless it provides in substance that Purchaser's liability to the seller of any Exchange Property for any breach of or default under the Exchange Property Acquisition Agreement is without recourse of any type to Purchaser or is limited to liquidated damages in the amount of the deposit or down payment prescribed by the Exchange Property Acquisition Agreement.

     10.2 Seller shall cause to be advanced to Purchaser the amount of any deposit or down payment that may be required to be made by Purchaser under the Exchange Property Acquisition Agreement together with all title transfer fees and closing costs, recording fees, documentary stamps, mortgage recording taxes, real estate transfer, gains, and other transactional taxes, title insurance and survey premiums and costs, and brokerage fees or commissions.

     10.3 Upon Seller's request, Purchaser shall instruct the seller of the Exchange Property to convey title to the Exchange Property directly to Seller. If Seller shall not make that request, as a condition precedent to Purchaser's obligations to close the acquisition of title to the Exchange Property under the Exchange Property Acquisition Agreement, Seller shall have conveyed prior thereto, or concurrently therewith shall convey, title to the Property to Purchaser in accordance with this Agreement. Notwithstanding anything to the contrary contained in this Article , Purchaser shall have no obligation to take title directly to the Exchange Property and if Purchaser declines to accept such title Purchaser shall so indicate to Seller and Seller shall have the option of taking title directly to the Exchange Property from the seller thereof.

     10.4 If Seller shall not request Purchaser to cause title to the Exchange Property to be conveyed by the seller of the Exchange Property directly to Seller, then, upon the acquisition of title to the Exchange Property by Purchaser, Purchaser shall convey the Exchange Property, subject and pursuant to the terms and conditions of the Exchange Property Acquisition Agreement, to Seller, in exchange for the concurrent or prior conveyance by Seller to Purchaser of the Property, subject and pursuant to the terms of this Agreement. In connection with such exchange, Seller shall accept title to the Exchange Property subject to all of the conditions specified in the Exchange Property Acquisition Agreement and shall comply with all of the obligations on the part of Purchaser to be performed under the Exchange Property Acquisition Agreement. The failure of the seller of the Exchange Property to enter into the Exchange Property Acquisition Agreement or any other document, or any default by the seller of the Exchange Property or any failure of title to close under the Exchange Property Acquisition Agreement (other than by reason of Purchaser's default), shall not relieve Purchaser or Seller of their respective obligations to purchase and sell the Property under this Agreement.

     10.5 If before the Closing, Seller shall not designate an Exchange Property and submit to Purchaser an Exchange Property Acquisition Agreement, if any, in accordance with the terms of this Section, then Purchaser and Seller shall close the sale and purchase of the property under this Agreement, without regard to this Section, provided, however, Seller shall have the right at its option to cause Purchaser, at the Closing and concurrently with the conveyance of the Property to Purchaser, to deposit the entire Purchase Price for the Property, in the amount required under Section of this Agreement, at the Closing with Escrow Agent, who is designated by Seller but acting on behalf of Purchaser for the purpose of purchasing with such funds, in accordance with a separate escrow agreement (the "Escrow Agreement") to be entered into by Seller, Purchaser, and Escrow Agent and in accordance with Seller's time schedule for an Exchange Property. The Escrow Agreement shall provide that Seller will have no right to receive, pledge, borrow, or otherwise obtain the benefits of any funds held in escrow by Escrow Agent. If, however, Seller shall not cause an Exchange Property to be designated under the Escrow Agreement within 45 days following the Closing or if Seller shall, after causing an Exchange Property to be designated within the said 45-day period, fail for any reason to take title thereto on or before the earlier of (i) 180 days following the Closing or (ii) the due date (as extended) of Seller's tax return for the year in which the Closing occurred, then the Escrow Agreement shall require Escrow Agent to deliver the funds held in escrow, and any interest thereon, to Seller.

     10.6 Purchaser and Seller acknowledge that any actions to be taken by Seller in accordance with this Section in connection with the Exchange Property Acquisition Agreement and the conveyancing of the Exchange Property, if taken, shall be taken by Seller as Purchaser's agent and on Purchaser's behalf. The acquisition of the Exchange Property under the Exchange Property Acquisition Agreement shall be for the sole account of Purchaser and not as agent for Seller.

     10.7 Subject to the provisions of this Section, Purchaser shall cooperate fully with Seller to effect the contemplated exchange including, without limitation, executing such documents, instruments and certificates to facilitate the purchase, mortgage and/or transfer to Seller of title to the Exchange Property as may be required of Purchaser relative thereto provided the same are without recourse too Purchaser personally (or liability is limited to the down payment of deposit under the Exchange Property Acquisition Agreement), and otherwise comply with the requirements of this Section. If Purchaser receives any notice under or relating to the Exchange Property Acquisition Agreement, it shall immediately notify Seller and provide Seller with a copy of same. Unless directed to do so in writing by Seller, Purchaser shall not modify, amend, extend, cancel or give any notice or take any other action under the Exchange Property Acquisition Agreement. If Seller directs Purchaser in writing to cancel, modify, amend or extend the Exchange Property Acquisition Agreement, or to give any notice or take any other action under the Exchange Property Acquisition Agreement, Purchaser shall take such actions as may be necessary to comply with such direction so long as Purchaser's potential liability is not increased by any such actions.

     10.8 Purchaser shall acquire the Exchange Property only upon such terms, and with such financing, as shall be acceptable to Seller, and as are otherwise in accordance with this Article 10. Purchaser shall not transfer, assign, mortgage or otherwise encumber the Exchange Property without Seller's prior consent.

     10.9 The provisions of this Article shall survive the Closing and the closing under the Exchange Property Acquisition Agreement, or the termination of this Agreement prior to the Closing or the closing under the Exchange Property Acquisition Agreement.

     10.10 Seller acknowledges and confirms that Purchaser shall be under no duty or obligation to Seller to take any action whatsoever under any Exchange Property Acquisition Agreement in connection with the acquisition of any Exchange Property except pursuant to explicit written direction from Seller or Seller's counsel and any such instructions shall not require that Purchaser take any action which would impose any liability upon Purchaser or require Purchaser to take title to the Exchange Property and any such action required to be taken must only be taken within a reasonable time after receiving such instruction. In addition, Seller indemnifies and agrees to defend and hold Purchaser harmless from and against all loss, cost, damage or claim (including reasonable attorneys' fees, court costs and costs of investigation) arising out of or resulting from Purchaser's participating in the Exchange described in this Article , including without limitation, arising from Purchaser's negligence, breach or violation of this Agreement other than through Purchaser's wilful misconduct or gross negligence.

                           ARTICLE 11

                       GENERAL PROVISIONS

     11.1 Brokerage Commission. Seller shall pay any and all brokerage commissions due to Stover Properties, Inc. and Real Estate Management Corporation pursuant to a separate written agreement. If the purchase and sale hereunder does not close for any reason, including default by either Seller or Purchaser, then no commission shall be due by any party hereto. Except as set forth in the preceding sentence, Seller and Purchaser represent to each other that they have acted directly and independently with the other as principals and that neither Seller nor Purchaser have retained or authorized the services of any broker or finder with respect to this transaction. Seller agrees to indemnify and hold Purchaser harmless from and against all claims, liabilities, and obligations for any commission, finder's fee, or other compensation in connection with this Agreement claimed by or through Seller. Purchaser agrees to indemnify and hold Seller harmless from and against all claims, liabilities, and obligations for any commission, finder's fee, or other compensation in connection with this Agreement claimed by or through Purchaser.

     11.2 Confidentiality. Unless Seller otherwise agrees in writing, Purchaser agrees that all confidential proprietary information regarding the Property of whatsoever nature made available to it by Seller or Seller's agents or representatives or developed by Purchaser ("Confidential Information"), is confidential and shall not be disclosed to any other person except those assisting Purchaser with this transaction, or Purchaser's lender, if any. The provisions of the foregoing sentence shall not apply to any information which is otherwise available to the public or which has been obtained from sources that are not subject to a similar confidentiality restriction or to disclosures as required by law. Further, Purchaser agrees not to use any Confidential Information for any purpose other than to determine whether to proceed with the transaction contemplated by this Agreement. Upon Closing, all such Confidential Information shall be the sole and exclusive property of Purchaser and not subject in any manner to this confidentiality restriction. Provided, however, in the event the transaction contemplated by this Agreement does not close for any reason other than a breach by Seller, the provisions of this Section shall survive the termination of this Agreement.

     11.3 Entire Agreement. This Agreement, together with all exhibits or schedules either attached or delivered pursuant hereto and other agreements expressly referred to herein, constitutes the entire agreement between the parties with respect to the purchase and sale of the Assets. All prior to or contemporaneous agreements, understandings, representations, warranties and statements, oral or written, are superseded.

     11.4 Further Assurances. The parties agree to take such further action and execute such documents and instruments as may be reasonably required in order to more effectively carry out the terms of this Agreement and the intentions of the parties.

     11.5 Modification, Waiver. Except as expressly contemplated herein, no modification, waiver, supplement or discharge of this Agreement shall be valid unless the same is in writing and signed by the party against whom the enforcement thereof is or may be sought. No waiver of a breach of any of the terms, covenants or conditions of this Agreement by either party shall be construed or held to be a waiver of any succeeding or preceding breach of the same or any other term, covenant or condition herein contained. No waiver of any default by either party hereunder shall be implied from any omissions by either party to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect a default other than as specified in such waiver.

     11.6 Severability. If any term, provision, covenant or condition of this Agreement is held to be invalid, void or otherwise unenforceable to any extent by any court of competent jurisdiction, the remainder of this Agreement shall not be affected thereby, and each term, provision, covenant or condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     11.7 Successors. Subject to the restriction on assignment provided herein, all terms of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and assigns.

     11.8 Assignment. Purchaser may assign its rights under this Agreement to a wholly owned subsidiary of Parkway Properties, Inc. or to a limited partnership controlled by either Purchaser or its wholly owned subsidiary without Seller's consent; provided, however, no such assignment shall relieve Purchaser of its obligations hereunder and the assignee must sign an assumption agreement in form reasonably acceptable to Seller. Except as contemplated by the preceding sentence, Seller and Purchaser shall not assign their respective rights, obligations or interest under this Agreement without the prior written consent of the other.

     11.9 Survival of Representations and Warranties. All obligations hereunder to be performed after Closing, and all warranties and representations contained herein, shall survive Closing and the delivery of the Special Warranty Deed to Purchaser for a period of only twelve (12) months after the Closing, at which time such warranties, representations and covenants shall terminate. Provided, however, the terms of this Section shall not be deemed to extend the specific period for performance of any obligations to be performed hereunder subsequent to Closing. Any cause of action resulting from a breach thereof must be commenced within fifteen (15) months after the Closing, so long as notice of such breach was delivered during the twelve (12) month period after the Closing.

     11.10 Attorneys' Fees. If either party commences legal proceedings for any relief against the other party arising out of this Agreement, the losing party shall pay the prevailing party's reasonable attorneys' fees.

     11.11 Time. Time is of the essence with respect to this Agreement.

     11.12 No Other Inducement. The making, execution and delivery of this Agreement by the parties hereto has been induced by no representations, statements, warranties or agreements other than those expressed herein.

     11.13 Computation of Time Periods. All periods of the time referred to in this Agreement shall include all Saturdays, Sundays and state or national holidays, unless the period of time specifies business days, provided that if the date or last date to perform any act or give any notice or approval shall fall on a Saturday, Sunday or state or national holiday, such act or notice may be timely performed or given on the next succeeding day which is not a Saturday, Sunday or state or national holiday.

     11.14 Notices. Any notice, request, instruction or other document to be given or furnished under this Agreement by either party to the other party or to the Title Company shall be in writing and shall be delivered personally or shall be sent by facsimile transmission (with a copy sent by regular U. S. mail) or registered or certified mail, postage prepaid, or by prepaid overnight delivery service, at the address or telecopy number in
this Section   or to such other address, telecopy number of
person as either party may designate by written notice to the other party. A notice, request, instruction or other documents shall be deemed to be given (a) when delivered personally, (b) sent by facsimile transmission (with a copy sent by regular U. S.
mail), or (c) if sent by certified mail or overnight delivery service, at the time the delivery is indicated on the duly completed United States Postal Service return receipt or the time of package pick up as indicated on the records of or certificates provided by the overnight delivery service.


          Seller:        Charlotte Park Limited Partnership
                         Attention: John B. Detwiler

Office Address:          c/o Stonebridge Associates, Inc.
                         4800 Montgomery Lane
                         Suite 875
                         Bethesda, MD  20817

Telephone Number:        (301) 913-9610
Telecopy Number:         (301) 913-9615
     and:                CEP, Limited Partnership
                         Attention: John B. Detwiler

Office Address:          c/o Stonebridge Associates, Inc.
                         4800 Montgomery Lane
                         Suite 875
                         Bethesda, MD  20817

Telephone Number:        (301) 913-9610

Telecopy Number:         (301) 913-9615

with a copy to:          Pircher, Nichols & Meeks
                         1999 Avenue of the Stars
                         Suite 2600
                         Los Angeles, CA  90067

                         Attn:  Real Estate Notices (DLP; SAC)

Telephone Number:        (310) 201-8973

Telecopy Number:         (310) 201-8922

Purchaser:               Parkway Carolina, Inc.
                         Attention:  David R. Fowler

Office Address:          188 East Capitol Street, Suite 300
                         Jackson, Mississippi 39201

Mailing Address:         Post Office Box 22728
                         Jackson, Mississippi 39225

Telephone Number:        (601) 948-4091

Telecopy Number          (601) 949-4077


with a copy to:          Forman, Perry, Watkins & Krutz, PLLC
                         Attention:  Steven M. Hendrix

Office Address:          188 East Capitol Street
                         Suite 1200 One Jackson Place
                         Jackson, Mississippi  39201

Telephone Number:        (601) 960-8600

Telecopy Number:         (601) 960-8609

     11.15 Headings. The captions and paragraph headings used in this Agreement are inserted for convenience of reference only and are not intended to define, limit or affect the interpretation or construction of any term or provision hereof.

     11.16 Exhibits. All schedules or exhibits referred to herein or attached hereto are incorporated herein by this reference.

     11.17 Counterparts. This Agreement may be executed in multiple copies, each of which shall be deemed an original, but all of which shall constitute one Agreement binding on all parties.

     11.18 Governing Law. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of North Carolina.

     11.19 Effective Date. The date of delivery to Title Company of a fully executed counterpart of this Agreement, as evidenced by Title Company's notation in the space set forth below, shall be deemed the effective date of this Agreement (the "Effective Date").

     11.20 Notwithstanding anything to the contrary contained herein, Purchaser understands that CEP only has an interest in the CEP Property and Charlotte Park only has an interest in the Charlotte Park Property and (a) CEP is severally liable to Purchaser only to the extent that representations, warranties and covenants of Seller contained herein relate to the CEP Property (and is not liable to the extent that any such representations, warranties and covenants relate to the Charlotte Park Property), and (b) Charlotte Park is severally liable to Purchaser only to the extent that representations, warranties and covenants of Seller contained herein relate to the Charlotte Park Property (and is not liable to the extent that any such representations, warranties and covenants relate to the CEP Property).
     IN WITNESS WHEREOF, Seller and Purchaser have executed this Agreement as of the Effective Date.

                              SELLER:

                              CHARLOTTE PARK LIMITED PARTNERSHIP,
                              a North Carolina limited
partnership

Executed by Charlotte
Park this ___                      By:  KSSA-CEP ASSOCIATES II,
day of November, 1996.                  a Pennsylvania General
Partnership,
                                   its General Partner



By:______________________________

Name:____________________________

Title:_____________________________

                              By:  LIVE OAK PROPERTIES, INC.
                                   a Delaware Corporation,
                                   its General Partner



By:________________________________

Name:_____________________________

Title:______________________________


                              CEP INVESTORS LIMITED PARTNERSHIP
                              a North Carolina Limited
Partnership

Executed by CEP this ___           By:  SPAULDING & SLYE
PROPERTIES
day of November, 1996.                  LIMITED PARTNERSHIP, a
                                   Massachusetts Limited
Partnership
                                   its General Partner

                                   By:  SPAULDING & SLYE
PROPERTIES
                                        INC., a Delaware
corporation, its
                                        General Partner


By:_____________________________

Name:__________________________

Title:___________________________
                              By:  KSSA-CEP ASSOCIATES II,
                                   a Pennsylvania General
Partnership,
                                   its General Partner



By:______________________________

Name:____________________________

Title:_____________________________

                              By:  LIVE OAK PROPERTIES, INC.
                                   a Delaware Corporation,
                                   its General Partner



By:________________________________

Name:_____________________________

Title:______________________________



                              PURCHASER:

                              PARKWAY CAROLINA, INC.



                         Executed by Purchaser this ___
                              By:
                              __________________________________
                         day of November, 1996.
                              Steven G. Rogers, President


                              By:
                              __________________________________
                                     David R. Fowler, Vice
                              President


                 ACKNOWLEDGMENT BY TITLE COMPANY


     Title Company hereby agrees to perform its obligations under this Agreement and acknowledge receipt of (a) the Escrow Deposit from Purchaser in the amount of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) on the _____ day of ______________, 1996
and (b) a fully executed counterpart of this Agreement on the _____ day of _____________, 1996.


                              ___________________________________
                              ____, as Agent for First American
                              Title Insurance Company



                              By:
                              __________________________________
                                     Name:
                              ____________________________
                                     Title:
                              _____________________________

                        LIST OF EXHIBITS


Exhibit (a)    Legal Description

Exhibit        Personal Property

Exhibit (a)    Survey Certification

Exhibit (1)    Form of Tenant Estoppel Certificate

Exhibit (2)    Form of Seller Estoppel Certificate

Exhibit (3)    Form of Combined Tenant Estoppel and
               Subordination, Nondisburbance and Attornment
               Agreement

Exhibit (4)    Certificate of Tenant

Exhibit (5)    From of Certificate of Property Manager Regarding
               Property Operations

Exhibit (6)    Declaration of Covenants, Conditions and
               Restrictions

Exhibit        Certificate of Seller

Exhibit        Certificate of Purchaser

Exhibit (a)    Form of Special Warranty Deed

Exhibit (b)    Form of Bill of Sale and Assignment

Exhibit (c)    Form of Assignment and Assumption of Leases,
               Contracts and Intangibles

Exhibit (f)    Form of Firpta Affidavit